UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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XOMA LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XOMA LTD.
2910 Seventh Street
Berkeley, California  94710
(510) 204-7200

June 9, 2010

To Our Shareholders:

You are cordially invited to attend the annual general meeting of shareholders of XOMA Ltd. on July 21, 2010 at 9:00 a.m. local time, which will be held at our offices at 2910 Seventh Street, Berkeley, California.

Details of the business to be conducted at the annual general meeting are provided in the enclosed Notice of Annual General Meeting of Shareholders and Proxy Statement.  Also enclosed for your information is a copy of our Annual Report to Shareholders for 2009.  Some of our shareholders will be accessing these materials and appointing a proxy through the Internet and may not be receiving a paper proxy card by mail.

We hope that you will attend the annual general meeting.  In any event, please promptly sign, date and return the enclosed proxy in the accompanying reply envelope or appoint a proxy by telephone or through the Internet.

Sincerely yours,

Steven B. Engle Chairman of the Board, Chief Executive Officer and President

Enclosures

XOMA LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 9:00 A.M. ON JULY 21, 2010

 To the Shareholders of XOMA Ltd.:

 Notice is hereby given that the annual general meeting of shareholders of XOMA Ltd. (the “Company”) will be held at the Company’s offices at 2910 Seventh Street, Berkeley, California, on July 21, 2010, at 9:00 a.m. local time, for the following purposes:

1. To elect directors;

2. To appoint Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the 2010 fiscal year and authorize the Board of Directors to agree to such firm’s fees;

3. To approve the increase of the Company’s authorized share capital by the creation of an additional 300,000,000 common shares, par value US$.0005 per share;

4. To authorize the Board of Directors to effect a share consolidation, or reverse stock split, of our common shares at any time on or before July 21, 2011 at a ratio within a range of 1 for 2 to 1 for 15 as determined by the Board of Directors in its sole discretion, and if and when the reverse stock split is effected, reduce the number of our authorized common shares by the reverse split ratio determined by the Board of Directors to apply equally to our authorized common shares and increase the par value of each common share accordingly;

5. To approve an amendment to the Company’s 1981 Share Option Plan to increase the number of shares issuable over the term of the plan by 5,200,000 shares;

6. To approve the Company’s 2010 Long Term Incentive and Share Award Plan, which would replace the Company’s 1981 Share Option Plan, Restricted Share Plan and 1992 Directors Option Plan going forward and increase the total number of common shares available for awards by 8,800,000 shares to  a maximum of 43,826,211 shares in the aggregate;

7. To approve an amendment to the Company’s 1998 Employee Share Purchase Plan to increase the number of common shares issuable over the term of the plan by 500,000 to 2,000,000 shares in the aggregate; and

8. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

In addition, in accordance with Bermuda law, the Company’s audited financial statements for fiscal year 2009 will be laid before the annual general meeting.

The Board of Directors has fixed the close of business on May 25, 2010, as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof.  On May 25, 2010, the Company had 261,247,750 common shares issued and outstanding.

By Order of the Board of Directors

Christopher J. Margolin Secretary
June 9, 2010
Berkeley, California

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person.  Whether or not you plan to attend the meeting, please promptly mark, sign and date the enclosed proxy and mail it in the accompanying postage pre-paid envelope or appoint a proxy by telephone or through the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD JULY 21, 2010

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available on our website, www.xoma.com, by clicking “Investors” and then “SEC Filings.”

XOMA LTD.

PROXY STATEMENT

TO THE SHAREHOLDERS:

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of XOMA Ltd, a company organized under the laws of Bermuda (“XOMA” or the “Company”), for use at the annual general meeting of shareholders to be held at the Company’s offices at 2910 Seventh Street, Berkeley, California, on July 21, 2010, at 9:00 a.m. local time, or any adjournment or postponement thereof, at which shareholders of record holding Common Shares on May 25, 2010, will be entitled to vote.  On May 25, 2010, the Company had issued and outstanding 261,247,750 common shares, par value US$.0005 per share (“Common Shares”).  Holders of Common Shares are entitled to one vote for each share held.

All registered shareholders can appoint a proxy by paper proxy or by telephone by following the instructions included with their proxy card.  Shareholders whose Common Shares are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their Common Shares.  Shareholders whose Common Shares are registered in the name of a bank or brokerage firm participating in the Broadridge Financial Services, Inc. online program may appoint a proxy electronically through the Internet.  Instruction forms will be provided to shareholders whose bank or brokerage firm is participating in Broadridge’s program.  Signing and returning the proxy card or submitting the proxy by telephone or through the Internet does not affect the right to vote in person at the annual general meeting.

In the case of registered shareholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company’s principal office, 2910 Seventh Street, Berkeley, California 94710, (b) appearing and voting in person at the annual general meeting, (c) properly completing and executing a later-dated proxy and delivering it to the Company at or before the annual general meeting or (d) retransmitting a subsequent proxy by telephone before the annual general meeting.  Presence without voting at the annual general meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken.  Shareholders whose Common Shares are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on revoking their previously appointed proxies.  Abstentions and broker non-votes are each included in the number of Common Shares present and entitled to vote for purposes of establishing a quorum but are not counted in tabulations of the votes cast on proposals presented to shareholders.

The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional material furnished to shareholders.  Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names Common Shares that are beneficially owned by others to forward to such beneficial owners.  The solicitation of proxies may be supplemented by one or more of telephone, telegram, or personal solicitation by directors, officers, or employees of the Company for no additional compensation.  We have also engaged Georgeson Inc. to assist in such solicitation at an estimated fee of $7,500 plus disbursements.  Shareholders appointing a proxy through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

The Company intends to mail this proxy statement and make it available on the Internet on or about June 9, 2010.

SHARE OWNERSHIP

The following table sets forth certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding Common Shares and regarding each director, each named executive officer and all directors and the named executive officers as a group, together with the approximate percentages of issued and outstanding Common Shares owned by each of them.  Percentages are calculated based upon shares issued and outstanding plus shares which the holder has the right to acquire under share options exercisable within 60 days.  Unless otherwise indicated, amounts are as of May 25, 2010 and each of the shareholders has sole voting and investment power with respect to the Common Shares beneficially owned, subject to community property laws where applicable.  An individual’s presence on this or any other table presented herein is not intended to be reflective of such person’s status as a “reporting person” under Section 16(a) of the Securities Exchange Act of 1934, as amended.
Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
William K. Bowes, Jr.(1)	200,569	*
Steven B. Engle(2)	3,650,522	1.378%
Charles J. Fisher, Jr., M.D.(3)	198,600	*
Peter Barton Hutt(4)	200,600	*
Fred Kurland(5)	458,334	*
Christopher J. Margolin(6)	735,731	*
Patrick J. Scannon, M.D., Ph.D.(7)	811,418	*
Charles C. Wells(8)	605,687	*
W. Denman Van Ness(9)	319,431	*
John Varian(10)	71,944	*
Patrick J. Zenner(11)	196,800	*
All named executive officers and directors as a group as of the record date (11 persons)(12)	7,449,636	2.773%
________________________
*	Indicates less than 1%.

(1)	Includes 169,500 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(2)
Represents 3,650,522 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.  Assumes shareholder approval on July 21, 2010 of shares underlying options granted on March 1, 2010.  Does not include 32,704 Common Shares that have vested pursuant to the Company’s Deferred Savings Plan.

(3)	Represents 198,600 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(4)	Represents 200,600 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(5)
Represents 458,334 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.  Assumes shareholder approval on July 21, 2010 of shares underlying options granted on March 1, 2010.  Does not include 16,124 Common Shares that have vested pursuant to the Company’s Deferred Savings Plan.

(6)
Includes 660,002 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.  Assumes shareholder approval on July 21, 2010 of shares underlying options granted on March 1, 2010.  Does not include 59,792 Common Shares that have vested pursuant to the Company’s Deferred Savings Plan.

(7)
Includes 60,805 Common Shares held by The Patrick J. Scannon Separate Property Trust.  Includes 685,835 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.  Assumes shareholder approval on July 21, 2010 of shares underlying options granted on March 1, 2010.  Does not include 60,255 Common Shares that have vested pursuant to the Company’s Deferred Savings Plan.

(8)
Includes 565,002 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.  Assumes shareholder approval on July 21, 2010 of shares underlying options granted on March 1, 2010.  Does not include 37,465 Common Shares that have vested pursuant to the Company’s Deferred Savings Plan.

(9)
Includes 49,481 Common Shares held by The Van Ness 1983 Revocable Trust, of which Mr. Van Ness is a trustee.  Includes 269,500 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(10)	Represents 71,944 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(11)	Represents 196,800 Common Shares issuable upon the exercise of options exercisable as of 60 days after the record date.

(12)
Includes 7,126,369 Common Shares issuable upon exercise of options exercisable as of 60 days after the record date.  Assumes shareholder approval on July 21, 2010 of shares underlying options granted on March 1, 2010.  Does not include 206,340 Common Shares that have vested pursuant to the Company’s Deferred Savings Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The primary objectives of the Company’s compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s shareholders through the creation of shareholder value and achievement of strategic corporate objectives.  We attract and retain executives by benchmarking against peer companies in our industry to ensure that our compensation packages remain competitive.  This practice is discussed in greater detail below under the heading “Benchmarking.”  When creating an executive’s overall compensation package, the different elements of compensation are considered in light of the role the executive will play in our achieving near term and longer term goals as well as the compensation packages provided to similarly situated executives at peer companies.  We also tie short and long-term cash and equity rewards to the achievement of measurable corporate and individual performance criteria to create incentives that we believe enhance executive performance.  Such performance criteria vary depending on individual executives’ roles, but include value-adding achievements such as revenue generation, cost reduction, gains in production efficiency and timely completion of undertakings.  None of our employees are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Benchmarking

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee.  In accordance with this authority, the Compensation Committee has retained the services of Compensia, an independent consulting firm that specializes in executive compensation consulting (the “Consultant”), to assist the Compensation Committee in evaluating the Company’s executive compensation program against the relevant market and to review executive compensation changes.  The Consultant looked at base salary, incentive compensation, long-term share options and benefits.  No other services were provided by the Consultant.

The Consultant created a survey (the “Executive Compensation Survey”) which compared the Company’s executive pay levels to those of a peer group of 30 companies.  The peer group consisted of (1) core peers developed by targeting Phase II business and labor comparators with similar market capitalization and (2) aspirational peers generally representing Phase III and beyond comparators.  The companies that comprised the peer group are: Affymax, Alexza Pharmaceuticals, Allos Therapeutics, Altus Pharmaceuticals, Amicus Therapeutics, Ardea Biosciences, Arena Pharmaceuticals, Array BioPharma, Cell Genesys, Cerus, Cytokinetics, Cytori Therapeutics, Dyax, Geron, Human Genome Sciences, ImmunoGen, Immunomedics, Incyte, Infinity Pharmaceuticals, Lexicon Pharmaceuticals, Medarex, Metabasis Therapeutics, Micromet, Neurocrine Biosciences, Regeneron Pharmaceuticals, Rigel Pharmaceuticals, Sangamo Biosciences, Seattle Genetics, Sunesis Pharmaceuticals, and Trubion Pharmaceuticals.  In preparing the Executive Compensation Survey, the Compensation Committee has relied on the Consultant to conduct its own research, compile its own survey data and provide a summary of such data relevant to the Compensation Committee’s decisions with respect to setting executive compensation levels.

As noted above, the Compensation Committee considers various benchmarks (i.e., the 25th percentile, the 50th percentile and the 75th percentile) based on the Executive Compensation Survey and chooses a benchmark for a particular year based on the level it deems most appropriate for the Company.  For 2010, the Compensation Committee chose the 50th percentile as the benchmark.  This process is performed to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved.  If, based on this evaluation, the Compensation Committee determines that the Company’s current compensation levels are not appropriate or tailored to our compensation objectives, then the Compensation Committee may adjust the applicable compensation levels and targets accordingly.

As part of the benchmarking process, the Compensation Committee recognizes the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company, and that a person’s title is not necessarily descriptive of a person’s duties.  The Compensation Committee considers the scope and complexity of executive positions within the Executive Compensation Survey and compares these positions to the scope and complexity of our executive positions.  The result is an assessment of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies participating in the Executive Compensation Survey.  The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions.  The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

Compensation Components

Base Salary.   The level of compensation paid to an officer is determined on the basis of the individual’s overall experience, responsibility, performance and compensation level in his or her prior position (for newly hired officers), the individual’s overall performance and compensation level at the Company during the prior year (for current employees), the compensation levels of peer companies (including the biotechnology companies listed above) and other labor markets in which the Company competes for employees, the performance of the Company’s Common Shares during the prior fiscal year and such other factors as may be appropriately considered by the Board, by the Compensation Committee and by management in making its proposals to the Compensation Committee.

At the time of the Company’s annual compensation review in early 2009, in light of economic conditions and in order to conserve the Company’s cash resources, management recommended, and the Board agreed, not to implement merit-based salary increases to the Company’s employees for 2009, even though the Company as a whole and many of its employees had performed to a level at which such increases would have been justified.  In order to enable the Company to provide compensation at levels competitive with those of other biotechnology companies, as well as retain employees with the capabilities necessary to advance key business objectives, in December 2009, management recommended and the Board agreed to implement salary increases for employees whose performance merited such an increase, retroactive to the beginning of the 2009 salary cycle.

Long-Term Incentive Program.   Long-term incentive compensation principally takes the form of incentive and non-qualified option grants pursuant to shareholder-approved equity-based compensation plans.  These grants are designed to promote the convergence of long-term interests between the Company’s key employees and its shareholders; specifically, the value of options granted will increase or decrease with the value of the Company’s Common Shares.  In this manner, key individuals are rewarded commensurately with increases in shareholder value.  These grants also typically include a 4-year vesting period to encourage continued employment.  The size of a particular option grant is determined based on the individual’s position and contribution to the Company.  For grants during 2009, the number of options granted were determined based on employee performance and perceived potential, the numbers of options granted to such individuals in the previous fiscal year, the aggregate number of options held by each such individual, the number of options granted to similarly situated individuals in the pharmaceutical and biotechnology industries, the price of the Company’s Common Shares relative to other companies in such industries and the resulting relative value of such options; although no specific measures of corporate performance were considered, the fact that no incentive compensation was awarded under the Company’s incentive compensation plans for 2008, notwithstanding that management had successfully achieved a percentage of the 2008 objectives under such plans in excess of the minimum required to make awards, was considered.

Historically, these grants have been made pursuant to the Company’s 1981 Share Option Plan (the “Option Plan”) and Restricted Share Plan (the “Restricted Plan”).  In May of 2010, the Compensation Committee and the full Board adopted, subject to shareholder approval, a new equity-based compensation plan, the 2010 Long Term Incentive and Share Award Plan (the “Long Term Incentive Plan”).  The Long Term Incentive Plan is intended to consolidate the Company’s long-term incentive compensation under a single plan, by replacing the Option Plan, the Restricted Plan and the 1992 Directors Share Option Plan (the “Directors Plan”) going forward, and to provide a more current set of terms pursuant to which to provide this type of compensation.  The Long Term Incentive Plan is described in greater detail below under the heading “Description of Long Term Incentive Plan.”

Cash Bonus Plans.

CICP.  In 2004, the Compensation Committee, the Board and the shareholders approved the CEO Incentive Compensation Plan (the “CICP”) in order to make the Chief Executive Officer’s (“CEO”) compensation more commensurate with that of industry peers and because the Compensation Committee believed that it was not appropriate to include the CEO in the Management Incentive Compensation Plan given the CEO’s active role in administering that plan.

Only our CEO is eligible to participate in the CICP and, depending on his or her performance and that of the Company, earn incentive compensation.  As soon as practicable after the end of each fiscal year (the “Plan Period”), the Compensation Committee recommends to the Board and the Board determines whether and to what extent certain pre-established Company objectives for that Plan Period (“Company Objectives”) have been met, each Company Objective having been assigned a percentage toward completion of the Company Objectives overall (each, a “Achievement Percentage”).  For each Plan Period, unless 70% of the Company Objectives for that Plan Period have been met, no incentive compensation will be awarded.  The Board retains considerable discretion both in determining the extent to which the Company Objectives are achieved and in considering additional factors which may influence its overall determinations.

The incentive compensation under the CICP is weighted based 70% on meeting Company Objectives and 30% based on discretionary objectives.  The award opportunity range for the CEO expressed as a percentage of his or her base salary is as follows:  minimum award opportunity—25%; target award opportunity—50%; and maximum award opportunity—75%.

The performance of the CEO is typically rated as soon as practicable following the conclusion of the Plan Period.  Distribution of incentive compensation is generally made in February or March of the succeeding year after the Plan Period.  The incentive awards granted under the CICP are payable in cash.

MICP.  Certain employees are also compensated through the Management Incentive Compensation Plan (the “MICP”), in which officers (other than the CEO) and employees who have the title of Senior Director, Director or Manager, as well as certain additional discretionary participants chosen by the CEO, are eligible to participate.  Under the MICP, at the beginning of each Plan Period, the Board (with advice from the Compensation Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company’s performance in achieving the Company Objectives.

After each Plan Period, the Board, based on the recommendation of the Compensation Committee, makes a determination as to the performance of the Company and MICP participants in meeting the Company Objectives and individual objectives for that Plan Period, which are determined from time to time by the Board in its sole discretion.  Awards to MICP participants vary depending upon the level of achievement of the Company Objectives, the size of the incentive compensation pool and the MICP participants’ base salaries and performance during the Plan Period as well as their expected ongoing contribution to the Company.  The Company must meet a minimum percentage of the Company Objectives (currently 70%) for a particular Plan Period before any awards are made under the MICP for that Plan Period.  The Board retains considerable discretion both in determining the extent to which the Company Objectives are achieved and in considering additional factors which may influence its overall determinations.

For officers, including the executive officers named in the “Summary Compensation Table” below other than Mr. Engle, the incentive compensation under the MICP is weighted based 50% on meeting Company Objectives and 50% based on individual and performance objectives.  The target award for these officers as a percentage of base salary is 30%, with an award opportunity range of 15% to 45%.  For other MICP participants, the incentive compensation is weighted based either 40% or 30% on meeting Company Objectives and either 60% or 70% based on individual and performance objectives.  The award opportunities for these participants as a percentage of base salary range from a minimum of 5% to a maximum of 37.5%, depending on among other things the participants’ position within the Company.

The performance of the MICP participants is typically rated as soon as practicable following the conclusion of the Plan Period.  Distribution of incentive compensation is generally made in February or March of the succeeding year after the Plan Period.  Awards under the MICP are payable in cash.

For 2009, 146 individuals were determined to be eligible to participate in the MICP, including all of the executive officers named in the “Summary Compensation Table” below other than Mr. Engle.

BCP.  Employees who are not eligible to participate in the CICP or the MICP are also compensated through the Bonus Compensation Plan (the “BCP”).  Under the BCP, at the beginning of each Plan Period, the Board (with advice from the Compensation Committee) establishes a target incentive compensation pool, which is then adjusted at year-end to reflect the Company’s performance in achieving the Company Objectives.

After each Plan Period, the Board, based on the recommendation of the Compensation Committee, makes a determination as to the performance of the Company and BCP participants in meeting the Company Objectives, which are determined from time to time by the Board in its sole discretion.  Awards to BCP participants vary depending upon the level of achievement of the Company Objectives, the size of the incentive compensation pool and the BCP participants’ base salaries.  The Company must meet a minimum percentage of the Company Objectives (currently 70%) before any awards are made under the BCP.  Awards under the BCP are payable in cash.

For 2009, 69 individuals were determined to be eligible to participate in the BCP.

Company Objectives for 2009.  For 2009, the Compensation Committee recommended and the Board approved the following Company Objectives: (1) generate $20 to 25 million in cash in the first half of 2009, which was assigned a 40% Achievement Percentage, (2) enter into a significantly beneficial corporate partnership with respect to the Company’s lead product candidate, XOMA 052, by the end of 2009, which was assigned a 30% Achievement Percentage, (3) enter into technology licensing and/or collaboration transactions yielding at least a specified amount in upfront payments to the Company by the end of 2009, which was assigned a 15% Achievement Percentage, and (4) consolidate certain manufacturing operations, maintain certain manufacturing capacity and increase biodefense revenues, which was assigned a 15% Achievement Percentage.  In February of 2010, the Board determined that the first such Company Objective had been exceeded, that the third and fourth such Company Objectives had been achieved and that the second such Company Objective had not been completed as of the end of 2009.

The Board, exercising its discretion, also took into account management’s performance in response to the severe adverse conditions and events affecting the Company in 2009, including general economic declines and market instability, the sudden withdrawal of RAPTIVA®, in which the Company had a royalty interest, from the worldwide markets and the resulting threat of default under the Company’s loan from Goldman Sachs Specialty Holdings, Inc., which had been secured by such royalty interest, as well as other achievements during the Plan Period, including the removal of the “going concern” qualification from the opinion of the Company’s outside auditors regarding its 2008 financial statements, the sale of the Company’s royalty interest in LUCENTIS® for $25 million, the Company’s successful organizational restructuring and certain aspects of its financial performance for the Plan Period.  The Board also noted that, in the previous year, management had recommended, and the Board had determined, not to award bonuses under either the CICP or the MICP with respect to 2008 in light of economic conditions affecting the Company and in order to conserve its cash resources, notwithstanding that the Company had met a percentage of the

Company Objectives for 2008 in excess of the minimum required.  After evaluating the various facts and circumstances described above, the Board concluded that in excess of 100% of the Company Objectives had been achieved for the 2009 Plan Period.

The evaluation process and resulting determinations described above resulted in cash bonus payments under the CICP and the MICP to the executive officers named in the “Summary Compensation Table” below for 2009 as follows:

	Base Salary	Target Bonus Percentage	Target Bonus Amount	Actual Bonus Percentage	Actual Bonus Amount
Steven B. Engle	$540,750	50%	$270,375	48.5%	$262,267
Patrick J. Scannon M.D., Ph.D.	$389,340	30%	$116,802	31.8%	$123,811
Fred Kurland	$310,000	30%	$93,000	35.0%	$108,655
Christopher J. Margolin	$338,520	30%	$101,556	33.9%	$114,810
Charles C. Wells	$304,500	30%	$91,350	31.5%	$95,918

Other Compensation.   The Company maintains broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, vision and dental insurance, a 401(k) plan and temporary housing and other living expenses for relocated employees.  The Company also maintains an Employee Share Purchase Plan, designed to give employees an opportunity to purchase Common shares through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company.

Tax Treatment.   Section 162(m) of the Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million.  However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility, and the Compensation Committee believes, based on information currently available, that the Company’s options issued to its executive officers qualify for this exclusion.  Considering the current executive officer compensation and the availability of deferral opportunities, the Compensation Committee and the Company believe that the Company will not be denied any significant tax deduction for 2009.  The Company and the Compensation Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.  We believe that our approach to goal-setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value.  We believe we have allocated our compensation among base salary and short- and long-term compensating target opportunities in such a way as not to encourage excessive risk-taking.

Summary Compensation Table

The following table sets forth certain summary information for the prior three years concerning the compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer, our three other most highly compensated officers who were named executive officers of the Company as of December 31, 2009.  Information for 2008 and 2007 concerning Mr. Wells has been omitted in accordance with Securities and Exchange Commission (“SEC”) rules because he was not a “named executive officer” during those years.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Com- pensation ($) (4)(5)	Change in Pension Value and Nonqualified De- ferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Steven B. Engle	2009	$540,750	$0	$0	$212,280	$262,267	N/A	$38,725	$1,054,022
(Chairman of the Board, Chief	2008	$515,000	$0	$0	$243,787	$0	N/A	$390,489	$1,149,276
Executive Officer and President)	2007	$202,760	$50,000	$0	$4,572,830	$112,472	N/A	$36,980	$4,975,042

Patrick J. Scannon, M.D., Ph.D.	2009	$389,340	$0	$0	$70,760	$123,811	N/A	$13,136	$597,047
(Executive Vice President and Chief	2008	$370,800	$0	$0	$86,680	$0	N/A	$17,045	$474,525
Medical Officer)	2007	$360,000	$0	$0	$461,248	$115,631	N/A	$17,269	$954,148

Fred Kurland	2009	$310,000	$0	$0	$70,760	$108,655	N/A	$12,785	$502,200
(Vice President, Finance and Chief	2008	$3, 577	N/A	N/A	$305,680	$0	N/A	$0	$309,257
Financial Officer)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Christopher J. Margolin	2009	$338,520	$0	$0	$70,760	$114,810	N/A	$28,356	$552,446
(Vice President, General Counsel	2008	$322,400	$0	$0	$86,680	$0	N/A	$29,944	$439,024
and Secretary)	2007	$310,000	$0	$0	$367,646	$110,033	N/A	$29,890	$817,569

Charles C. Wells	2009	$304,500	$0	$0	$70,760	$95,918	N/A	$11,568	$482,746
(Vice President, Human Resources
and Information Technology)

__________________________
(1)
Mr. Kurland was appointed to the position of Vice President, Finance and Chief Financial Officer effective December 28, 2008.  The amount in this column representing his 2008 salary was earned in 2008 but paid in 2009.

(2)
The amount in this column paid to Mr. Engle in 2007 represents a sign-on bonus.  The bonus amounts paid to Mr. Engle under the Company’s CICP and the amounts paid to Dr. Scannon and Messrs. Kurland, Margolin and Wells under the Company’s MICP are represented in the amounts under Non-Equity Incentive Plan Compensation.  CICP and MICP awards are reported on an earned basis.

(3)
The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for option awards calculated in accordance with FASB ASC Topic 718.  Amounts for 2007 and 2008 have been recomputed under the same methodology in accordance with SEC rules.  See Notes 2 and 9 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”) regarding assumptions underlying valuation of equity awards.

(4)
The amounts in this column for 2009 for Dr. Scannon and Messrs. Kurland, Margolin and Wells represent awards under the Company’s MICP paid in 2010 relating to performance in 2009.   There were no payouts under the MICP plan in 2009 for performance in 2008.  The amounts in this column for 2007 for Dr. Scannon and Messrs. Margolin and Wells represent awards under the Company’s MICP paid in 2008 relating to performance in 2007.

(5)
The amount in this column for 2009 for Mr. Engle represents an award under the Company’s CICP paid in 2010 relating to performance in 2009.  There were no payouts under the CICP plan in 2009 for performance in 2008.  The amount in this column for 2007 for Mr. Engle represents an award under the Company’s CICP paid in 2008 relating to performance in 2007.

(6)	Amounts in this column for 2009, 2008 and 2007 include:

Mr. Engle—(a) cash payments in lieu of earned vacation and/or personal holidays in the amount of $24,758 and $1,903 in 2009 and 2008, respectively; (b) relocation in the amounts of $241,954 and $20,080, in 2008 and 2007, respectively; (c) taxes paid by the Company on Mr. Engle’s behalf in the amounts of $135,002 and $11,173, in 2008 and 2007, respectively; (d) Company Common Shares contributed to an account under the Company’s Deferred Savings Plan in the amounts of 16,124, 15,203 and 1,377 Common Shares, respectively; (e) group term life insurance premiums in the amount of $2,966, $1,380 and $531, respectively; and (f) miscellaneous gifts in the amount of $509 in 2007.

Dr. Scannon—(a) cash payments in lieu of earned vacation and/or personal holidays in the amounts of $2,769 and $2,769, in 2008 and 2007, respectively; (b) Company Common Shares contributed to an account under the Company’s Deferred Savings Plan in the amounts of 16,124, 15,203 and 3,011 Common Shares, respectively; (c) group term life insurance premiums in the amount of $2,136, $4,026 and $3,267, respectively; and (d) miscellaneous gifts in the amount of $983 in 2007.

Mr. Kurland—(a) Company Common Shares contributed to an account under the Company’s Deferred Savings Plan in the amounts of 16,124 Common Shares in 2009; and (b) group term life insurance premiums in the amounts of $1,785 in 2009.

Mr. Margolin—(a) cash payments in lieu of earned vacation and/or personal holidays in the amounts of $15,499, $14,784 and $14,230, respectively; (b) Company Common Shares contributed to an account under the Company’s Deferred Savings Plan in the amounts of 16,124, 15,203 and 3,011 Common Shares, respectively; (c) group term life insurance premiums in the amounts of $1,857, $4,910 and $3,386, respectively; and (d) miscellaneous gifts in the amount of $2,023 in 2007.

Amounts in this column for 2009 include:

Mr. Wells—(a) cash payments in lieu of earned vacation and/or personal holidays in the amount of $2,230; (b) Company Common Shares contributed to an account under the Company’s Deferred Savings Plan in the amount of 11,240; and (c) group term life insurance premiums in the amount of $1,670.

Company Common Shares contributed under the Company’s Deferred Savings Plan were valued in 2009, 2008 and 2007 at fiscal year-end formula prices of $0.6822.  $0.6742 and $3.404, respectively, per share.

Grants of Plan-Based Awards

The following table contains information concerning the grant of awards to our named executive officers under any plan during 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven B. Engle	02-26-2009	-	-	-	-	-	-	-	600,000	$0.56	$212,280

Patrick J. Scannon, M.D., Ph.D.	02-26-2009	-	-	-	-	-	-	-	200,000	$0.56	$70,760

Fred Kurland	02-26-2009	-	-	-	-	-	-	-	200,000	$0.56	$70,760

Christopher J. Margolin	02-26-2009	-	-	-	-	-	-	-	200,000	$0.56	$70,760

Charles C. Wells	02-26-2009	-	-	-	-	-	-	-	200,000	$0.56	$70,760

___________________________
(1)
The grant date fair values were calculated in accordance with FASB ASC 718.  See Notes 2 and 9 of the consolidated financial statements in the 2009 Form 10-K regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards as of December 31, 2009

The following table provides information as of December 31, 2009 regarding unexercised options and restricted common share awards held by each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securi- ties Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Un- derlying Unexer- cised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven B. Engle	500,000 1,225,001 812,500 103,125 125,000	0 874,999 687,500 121,875 475,000	0	$5.0000 $2.1700 $3.6700 $2.7100 $0.5600	08-03-2017 08-03-2017 10-31-2017 02-21-2018 02-26-2019	0	0	0	0

Patrick J. Scannon, M.D., Ph.D.	25,000 25,000 25,000 30,000 30,000 30,000 28,750 28,333 216,667 36,667 41,667	0 0 0 0 0 0 1,250 11,667 183,333 43,333 158,333	0	$9.7500 $8.6250 $10.1600 $3.3300 $5.7700 $1.4000 $1.6800 $3.3900 $3.6700 $2.7100 $0.5600	02-23-2010 02-21-2011 02-20-2012 02-26-2013 02-25-2014 02-23-2015 02-28-2016 02-21-2017 10-31-2017 02-21-2018 02-26-2019	0	0	0	0

Fred Kurland	200,000 41,667	600,000 158,333	0	$0.6200 $0.5600	12-29-2018 02-26-2019	0	0	0	0

Christopher J. Margolin	25,000 25,000 25,000 25,000 40,000 10,000 30,000 30,000 25,000 28,750 28,333 15,000 143,542 36,667 41,667	0 0 0 0 0 0 0 0 0 1,250 11,667 0 121,458 43,333 158,333		$5.3125 $9.7500 $8.6250 $10.1600 $3.3300 $3.9200 $5.7700 $1.4000 $1.7800 $1.6800 $3.3900 $3.6700 $3.6700 $2.7100 $0.5600	01-21-2010 02-23-2010 02-21-2011 02-20-2012 02-26-2013 04-10-2013 02-25-2014 02-23-2015 10-25-2015 02-28-2016 02-21-2017 10-31-2017 10-31-2017 02-21-2018 02-26-2019

Charles C. Wells	50,000 25,000 30,000 30,000 30,000 28,750 28,333 162,500 36,667 41,667	0 0 0 0 0 1,250 11,667 137,500 43,333 158,333	0	$10.4500 $10.1600 $3.3300 $5.7700 $1.4000 $1.6800 $3.3900 $3.6700 $2.7100 $0.5600	05-07-2011 02-20-2012 02-26-2013 02-25-2014 02-23-2015 02-28-2016 02-21-2017 10-31-2017 02-21-2018 02-26-2019	0	0	0	0

Option Exercises and Shares Vested

The following table sets forth the number of Common Shares acquired upon exercise of options by each named executive officer during 2009 and the number of share awards held by each named executive officer that vested during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Steven B. Engle	0	$0	0	$0
Patrick J. Scannon M.D., Ph.D.	0	$0	0	$0
Fred Kurland	0	$0	0	$0
Christopher J. Margolin	0	$0	0	$0
Charles C. Wells	0	$0	0	$0

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company has entered into an employment agreement with Mr. Engle, dated as of December 30, 2008, that provides for Mr. Engle’s employment as CEO and President at a salary of not less than $515,000 per year.  Under the employment agreement, Mr. Engle is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the CICP.  Upon termination of his employment for any reason other than cause or upon his resignation for good reason, Mr. Engle will be entitled to one and one-half times his then current base salary and pro-rated target bonus for the then current fiscal year and benefits for eighteen (18) months, as well as outplacement services for twelve (12) months not to exceed $15,000 in value.  The employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless notice of non-extension of the term is given by either party.

The Company has entered into an employment agreement with Dr. Scannon, dated as of December 30, 2008, that provides for his employment as Executive Vice President and Chief Medical Officer at a salary of not less than $360,000 per year.  Under the agreement, Dr. Scannon is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP.  Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Dr. Scannon will be entitled to his then current base salary, pro-rated target bonus and benefits for nine (9) months, as well as outplacement services for six (6) months not to exceed $8,000 in value.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

The Company has entered into an employment agreement with Mr. Kurland, dated as of December 28, 2008, that provides for his employment as Vice President, Finance and Chief Financial Officer at a salary of not less than $310,000 per year.  Under the agreement, Mr. Kurland will be entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP.  Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Mr. Kurland will be entitled to his then current base salary, pro-rated target bonus and benefits for nine (9) months, as well as out-

placement services for six (6) months not to exceed $8,000 in value.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

The Company has entered into an employment agreement with Mr. Margolin, dated as of December 30, 2008, that provides for his employment as Vice President, General Counsel and Secretary at a salary of not less than $310,000 per year.  Under the agreement, Mr. Margolin will be entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP.  Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Mr. Margolin will be entitled to his then current base salary, pro-rated target bonus and benefits for nine (9) months, as well as outplacement services for six (6) months not to exceed $8,000 in value.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

The Company has entered into an employment agreement with Mr. Wells, effective as of December 30, 2008, that provides for his employment as Vice President, Human Resources and Information Technology at a salary of not less than $280,000 per year.  Under the agreement, Mr. Wells is entitled to participate in any benefit plan for which key executives of the Company are eligible, including the MICP.  Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Mr. Wells will be entitled to his then current base salary, pro-rated target bonus and benefits for nine (9) months, as well as outplacement services for six (6) months not to exceed $8,000 in value.  The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

Certain Other Payments Upon a Change of Control

Named Executive Officers.   Each of our named executive officers has entered into change of control severance agreements (the “Change of Control Agreements”) that may require us to make certain payments and/or provide certain benefits to certain executive officers in the event of a termination of employment or a change of control.

Change of Control.   A “change of control” is defined in the Change of Control Agreements as the occurrence of any of the following events:  (i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions; (iv) any approval by the shareholders of the Company of a plan of complete liquidation of the Company; (v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or (vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

Vesting of Options.   If a named executive officer’s employment is involuntarily terminated within eighteen (18) months of a change of control, the exercisability of all options granted to such named executive officer by the Company shall automatically be accelerated so that all the options may be exercised immediately upon such involuntary termination for any or all of the shares subject thereto and the post-termination exercise period shall be extended to sixty (60) months or the remainder of the maximum term of the options (or such shorter period of time to avoid the application of Section 409A of the Code).  The options shall continue to be subject to all other terms and conditions of the Company’s share option plans and the applicable option agreements between the employee and the Company.

Outplacement Program.   If a named executive officer’s employment is involuntarily terminated within eighteen (18) months of a change of control, the named executive officer will immediately become entitled to participate in a twelve (12) month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed $15,000.

Cash Severance.   If a named executive officer’s employment is involuntarily terminated within eighteen (18) months of a change of control, then the named executive officer shall be entitled to receive a severance payment equal to the sum of (A) an amount equal to 1.5 times (or, in the case of Mr. Engle, 2.0 times) the named executive officer’s annual base salary as in effect immediately prior to the involuntary termination, plus (B) an amount equal to 1.5 times (or, in the case of Mr. Engle, 2.0 times) the named executive officer’s target bonus as in effect for the fiscal year in which the involuntary termination occurs.

Health and Other Benefits.   If a named executive officer’s employment is involuntarily terminated within eighteen (18) months of a change of control, then for a period of eighteen (18) months (or, in the case of Mr. Engle, twenty-four (24) months) following such termination, (A) the Company shall make available and pay for the full cost of the coverage (plus an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the named executive officer and his or her spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the named executive officer or such covered dependents on the date immediately preceding the date of his or her termination and (B) if the named executive officer is, at the time of such termination, an eligible participant in the Company’s mortgage differential program, the Company shall continue to make mortgage assistance payments to such named executive officer pursuant to such program as in effect at the time of such termination.

Compensation Committee Report on Executive Compensation

The Company’s compensation program for officers (including the named executive officers) is administered by the Compensation Committee, which is composed of three independent directors.  Following review and approval by the Compensation Committee, all issues pertaining to officer compensation are submitted to the full Board for approval.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2009 Form 10-K.

W. Denman Van Ness, Chairman
William K. Bowes, Jr.
Charles J. Fisher, Jr., M.D.

COMPENSATION OF DIRECTORS

The primary objectives of the Company’s director compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s shareholders through the creation of shareholder value.  We attract and retain directors by benchmarking against companies in our industry of similar size to ensure that our director compensation packages remain competitive.  The different elements of director compensation are considered in light of the compensation packages provided to similarly situated directors at peer companies.

The Compensation Committee has retained the services of the Consultant to assist in evaluating the Company’s director compensation program against the relevant market.  The Consultant created a survey (the “Director Compensation Survey”) which compared the Company’s director pay levels to those of the same peer group of companies used in the Executive Compensation Survey.  In preparing the Director Compensation Survey, the Compensation Committee has relied on the Consultant to conduct its own research, compile its own survey data and provide a summary of such data relevant to the Compensation Committee’s decisions with respect to setting director compensation levels.  The benchmarking process for director compensation used by the Compensation Committee based on the Director Compensation Survey is substantially similar to the process for evaluating executive compensation described above under “Compensation Discussion and Analysis.”  Following the benchmarking process for 2010, the only changes to directors compensation were an increase in the annual cash fees paid to the Audit Committee chairman, other members of the Audit Committee and the Lead Independent Director from $15,000 to $20,000, from $7,500 to $9,000 and from $10,000 to $20,000, respectively, effective July 1, 2010 and an increase in the number of options to be granted to non-employee directors upon initial election and annually from 70,000 to 175,000 and from 35,000 (or 45,000 in the case of the Lead Independent Director) to 75,000 (or 95,000 in the case of the Lead Independent Director), respectively.

The table below sets forth the non-employee director compensation for 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total
William K. Bowes, Jr.	$54,250	$0	$17,881	$0	$0	$0	$72,131
Charles J. Fisher, Jr., M.D.	$41,000	$0	$17,881	$0	$0	$0	$58,881
Peter Barton Hutt	$41,000	$0	$17,881	$0	$0	$0	$58,881
W. Denman Van Ness	$70,500	$0	$22,990	$0	$0	$0	$93,490
John Varian	$46,042	$0	$17,881	$0	$0	$0	$63,923
Patrick J. Zenner	$50,000	$0	$17,881	$0	$0	$0	$67,881
Total	$302,792	$0	$112,395	$0	$0	$0	$415,187
__________________________
(1)
The option amounts represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718.  See Notes 2 and 9 of the consolidated financial statements in the 2009 Form 10-K regarding assumptions underlying valuation of equity awards.  As of December 31, 2009, the aggregate option amounts outstanding for each non-employee director were as follows:  Mr. Bowes—177,000; Dr. Fisher—198,600; Mr. Hutt—200,600; Mr. Van Ness—269,500 (224,500 of which are held by The Van Ness 1983 Revocable Trust); Mr. Varian—105,000 and Mr. Zenner—196,800.

Director Compensation Policy

Effective July 1, 2010, each non-employee director will receive an annual retainer of $35,000, plus an additional (1) $20,000, in the case of the chairman of the Audit Committee, (2) $9,000, in the case of any other member of the Audit Committee, (3) $12,000, in the case of the chairman of the Compensation Committee or Nominating & Governance Committee, (4) $6,000, in the case of any other member of the Compensation Committee or Nominating & Governance Committee, and (5) $20,000, in the case of the Lead Independent Director.  The Company’s directors do not receive meeting fees.

Additionally, assuming shareholder approval of Item 6 of this proxy statement, each non-employee director will be granted options to purchase 175,000 Common Shares pursuant to the Long Term Incentive Plan upon initial election to the Board and will be annually granted an option to purchase 75,000 Common Shares (other than the Lead Independent Director, who is annually granted an option to purchase 95,000 Common Shares) pursuant to the Long Term Incentive Plan upon reelection to the Board, each at an exercise price per share equal to the closing market price of the Common Shares on the date of grant.  In 2009, all non-employee directors other than Mr. Van Ness, the Lead Independent Director, were granted an option to purchase 35,000 Common Shares pursuant to the Directors Plan and Mr. Van Ness was granted an option to purchase 45,000 Common Shares pursuant to the Directors Plan, all at an exercise price of $0.76 per share.

Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded options or Common Shares of the Company for services as members of the Board or its committees.

ITEM 1—ELECTION OF DIRECTORS

The Company’s directors are elected annually to serve until the next annual general meeting of shareholders or until their successors are elected, or until their death, resignation or removal.  The nominees for the Board are set forth below.  Unless otherwise instructed, the proxy holders will vote all proxies received by them in the accompanying form for the nominees for directors listed below.  In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below.  Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed be-

low will be unable to serve.  The seven candidates receiving the highest number of affirmative votes of the Common Shares entitled to vote at the annual general meeting will be elected as directors of the Company.

In the past, banks and brokerage firms were permitted under applicable rules to vote shares beneficially owned by their clients even when they had not received instructions on how to vote those shares regarding certain “discretionary” matters, including uncontested director elections.  Due to recent changes in these rules, uncontested director elections are no longer “discretionary,” so if your shares are registered in the name of a bank or brokerage firm, you must follow your bank’s or brokerage firm’s instructions in order to participate in the election of our directors.

Nominees to the Board

Name	Title	Age
Steven B. Engle	Chairman of the Board, Chief Executive Officer and President	55
Patrick J. Scannon, M.D., Ph.D.	Executive Vice President, Chief Medical Officer and Director	62
W. Denman Van Ness	Lead Independent Director	67
William K. Bowes, Jr.	Director	83
Charles J. Fisher, Jr., M.D.	Director	63
Peter Barton Hutt	Director	75
John Varian	Director	50

Steven B. Engle became the Company’s Chief Executive Officer and President and a director in August of 2007 and its Chairman of the Board in October of 2007.  He has more than 25 years of executive leadership and biotechnology and pharmaceutical industry experience.  In 2010, he was elected to the board of directors of the Biotechnology Industry Organization, or BIO, and since 2009 has served on the board of directors of BayBio, northern California’s life sciences association.  Prior to joining the Company, he served as Chairman of the Board and Chief Executive Officer of La Jolla Pharmaceutical Company, a publicly-held biopharmaceutical company focused on the research and development of therapeutic products for autoimmune and antibody-mediated diseases.  He joined La Jolla Pharmaceutical Company in 1993, became President and a Director in 1994, Chief Executive Officer in 1995, and Chairman of the Board in 1997.  Prior to joining La Jolla, he held executive-level positions at Cygnus Therapeutic Systems, a developer of drug delivery systems, and Micro Power Systems, Inc., a manufacturer of high technology products, including medical devices.  He began his professional career with the Strategic Decisions Group and the Stanford Research Institute.  In addition to his current affiliations, he served on the board of directors of BIOCOM, southern California’s life sciences association, from 2000 to 2010, and from 2000 to 2004 was a member of the board of directors of the Lupus Foundation of America, Inc., a non-profit organization focused on finding the causes and cure for lupus.  Mr. Engle holds an M.S.E.E. and a B.S.E.E. with a focus in biomedical engineering from the University of Texas.  Mr. Engle has significant experience in building and leading biopharmaceutical companies as a chief executive officer, board chairman and director, and an extensive network of contacts in the pharmaceutical and biotechnology industries.  With his strong operational and leadership background and his knowledge of the Company’s operations, he provides the Board with a comprehensive understanding of the Company’s operations and opportunities.

Patrick J. Scannon, M.D., Ph.D.  is one of the Company’s founders and has served as a director since its formation.  Dr. Scannon became Executive Vice President and Chief Medical Officer in March of 2009.  Previously he was Executive Vice President and Chief Biotechnology Officer beginning in May of 2006 and served as Chief Scientific and Medical Officer from March of 1993 until May of 2006, Senior Vice President from May of 1999 to May of 2006, Vice Chairman, Scientific and Medical Affairs from April of 1992 to March of 1993 and President from the Company’s formation until April of 1992.  In 2007, Dr. Scannon was invited to join the newly formed National Biodefense Science Board, reporting to the Secretary of the Department of Health and Human Services.  He also serves on the Defense Sciences Research Council for the Defense Advanced Research Projects Agency (DARPA) and on the Threat Reduction Advisory Committee for the Department of Defense.  In 2007, he was appointed to the Board of Directors of Pain Therapeutics, Inc, a biopharmaceutical company.  From 1979 until 1981, Dr. Scannon was a clinical research scientist at the Letterman Army Institute of Research in San Francisco.  A Board-certified internist, Dr. Scannon holds a Ph.D. in organic chemistry from the University of California, Berkeley and an M.D. from the Medical College of Georgia.  Dr. Scannon’s experience in founding and building the Company is integral to the Company and its mission.  His medical and scientific background, experience in all aspects of biopharmaceutical product discovery and development, board and government advisory experience and operational knowledge provide strategic guidance to the Company and the Board.

W. Denman Van Ness has been a director since October of 1981 and was appointed Lead Independent Director in January of 2008.  He is Chairman of Hidden Hill Advisors, a venture capital consulting firm.  From April of 1996 through October of 1999, he was a Managing Director of CIBC Capital Partners, an international merchant banking organization.  From 1986 to 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds.  Mr. Van Ness brings to the Board an extensive understanding of corporate development and background in assessing a wide range of corporate funding sources and partnering opportunities.  His leadership skills, including past service on the boards of other companies, contribute to his role as Lead Independent Director.

William K. Bowes, Jr.  has been a director since February of 1986.  He has been a General Partner of U.S. Venture Partners since 1981 and currently holds the position of Founding Partner.  Mr. Bowes is a member of the Board or the Business Advisory Council of a number of academic initiatives at institutions such as Harvard University, Stanford University, the University of California, San Francisco and the University of California, Berkeley.  Mr. Bowes provides exceptional knowledge and advice on capital markets and development strategies for biopharmaceutical companies.

Charles J. Fisher, Jr., M.D.  has been a director since July of 2007.  He is the Founder and Chief Executive Officer of Margaux Biologics Inc. and serves as a consultant to Cardiome Pharma Corp.  Previously, he was Chief Medical Officer and Executive Vice President of Clinical and Regulatory Affairs at Cardiome Pharma Corp.  He has more than 25 years of leadership experience in clinical research and drug development and, during his earlier academic career, served as Principal Investigator of numerous clinical trials.  Prior to Cardiome Pharma Corp., Dr. Fisher was divisional Vice President of Global Pharmaceutical Development at Abbott Laboratories Limited, responsible for the global development of pharmaceuticals, biologics and drug coated medical devices.  Prior to Abbott Laboratories Limited, he was an Executive Director and Clinical Research Fellow at Eli Lilly & Co, where he led the scientific team in the development and regulatory approval of Xigris(r) (drotrecogin alfa (activated)) for the treatment of severe sepsis.  Dr. Fisher also held professor and director positions at numerous academic institutions before joining industry, including the University of Manitoba, the University of California, Davis Medical Center, Case Western Reserve University and the Cleveland Clinic Foundation where he was Professor and Head of Critical Care Medicine.  Dr. Fisher is a Fellow of the American College of Physicians, American College of Chest Physicians, American College of Critical Care Physicians, American College of Emergency Physicians, and the American Academy of Emergency Medicine.  He obtained his medical degree from Michigan State University.  He completed his internship and residency at the University of California, Davis Medical Center and fellowship training at the University of Manitoba.  Dr. Fisher’s extensive experience in biological and pharmaceutical drug development, including registration of several biologics and small molecules, as well as in working with medical and scientific professionals, regulators, practitioners and patients, adds significant value to Board discussions and decision-making.

Peter Barton Hutt former Chief Counsel for the Food and Drug Administration (FDA), became a director in May of 2005.  Mr. Hutt is currently Senior Counsel to the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law.  Since 1994, he has taught a course on food and drug law at Harvard Law School and taught the same course at Stanford Law School in 1998.  He is also a co-author of Food and Drug Law: Cases and Materials.  Mr. Hutt is a member of the Institute of Medicine (IOM) of the National Academy of Sciences (NAS).  He has served on a wide variety of academic and advisory boards, including the Panel on the Administrative Restructuring of the National Institutes of Health (NIH).  He serves as Legal Counsel to the Society of Risk Analysis as well as the American College of Toxicology.  Formerly, he has served on the IOM Executive Committee, Advisory Committee to the Director of the NIH, the NAS Committee on Research Training in the Biomedical and Behavioral Sciences, and the National Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of President George Bush.  Mr. Hutt received his undergraduate degree from Yale University, and law degrees from Harvard University and New York University.  Mr. Hutt currently serves as a director of Celera Corporation, Ista Pharmaceuticals, and Momenta Pharmaceuticals.  Mr. Hutt’s extensive and unique combination of legal, government, and industry experience is a key asset to the Board.  He brings significant insight into the  regulatory aspects of pharmaceutical development.

John Varian has been a director since December of 2008.  He has served as Chief Operating Officer of Aryx Therapeutics since December of 2003 and as its Chief Financial Officer since April of 2006.  Prior to joining Aryx Therapeutics, Mr. Varian was the CFO of Genset S.A., where he was a key member of the team negotiating the company’s sale to Serono S.A. in 2002.  Mr. Varian served on the Board of Nventa Biopharmaceuticals Corporation until the company merged with Akela Pharma Inc. in March of 2009.  From October of 1998 to April of 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation.  Prior to the acquisition, he served as Neurex Corporation’s CFO from June of 1997 until October of 1998.  From 1991 until 1997, Mr. Varian served as the VP Finance and CFO of Anergen Inc.  Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young from 1987 until 1991 where he focused on life sciences.  He is a founding member of the Bay Area Bioscience Center and a former chairman of the Association of Bioscience Financial Officers International Conference.  Mr. Varian received a B.B.A. degree from Western Michigan University.  Mr. Varian has significant experience in building biopharmaceutical companies and brings a specific focus on financing, corporate financial management and related matters to the Board.

Executive Officers

Mr. Engle and Dr. Scannon are executive officers of the Company.  The remaining executive officers are listed below.

Fred Kurland is the Company’s Vice President, Finance and Chief Financial Officer.  He joined the Company on December 28, 2008.  Mr. Kurland is responsible for directing the Company’s financial strategy, accounting, financial planning and investor relations functions.  He has more than 30 years of experience in biotechnology and pharmaceutical companies including Aviron/MedImmune, Protein Design Labs and Syntex/Roche.  Prior to joining XOMA, Mr. Kurland served as Chief Financial Officer of Bayhill Therapeutics, Inc., Corcept Therapeutics Incorporated and Genitope Corporation.  From 1998 to 2002, Mr. Kurland served as Senior Vice President and Chief Financial Officer of Aviron, acquired by MedImmune in 2001 and developer of FluMist.  From 1996 to 1998, he was Vice President and Chief Financial Officer of Protein Design Labs, Inc., an antibody design company, and from 1995 to 1996, he served as Vice President and Chief Financial Officer of Applied Immune Sciences, Inc.  Mr. Kurland also held a number of financial management positions at Syntex Corporation, a pharmaceutical company acquired by Roche, including Vice President and Controller between 1991 and 1995.  He received his J.D. and M.B.A. degrees from the University of Chicago and his B.S. degree from Lehigh University.

Christopher J. Margolin is the Company’s Vice President, General Counsel and Secretary.  During his time with the Company, Mr. Margolin has been responsible for the legal and intellectual property function and, at various times, the business development, human resources and licensing functions.  Prior to joining the Company in 1991, Mr. Margolin was a corporate attorney holding several different executive legal positions for Raychem Corporation, an international high technology company, for 11 years.  From 1975 to 1980, he was a division counsel for TRW Inc. and from 1972 to 1975, he was an associate at the law firm of McCutchen, Black, Verleger and Shea in Los Angeles.   Mr. Margolin holds a B.A. from Princeton University, a J.D. from the University of Pennsylvania and an M.B.A. from the University of California, Los Angeles.

Board Matters

Board Leadership Structure and Risk Oversight

The Board has chosen to combine the principal executive officer and Board chairman positions and has appointed a Lead Independent Director.  The independent directors believe that Mr. Engle’s in-depth knowledge of the biopharmaceutical industry and vision for its development, as well as his leadership skills and style, make him the best-qualified director to serve as chairman.  The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman of the Board, Chief Executive Officer and President on Board and committee meeting agendas, acting as a liaison between management and the independent directors, including maintaining frequent contact with the Chairman of the Board, Chief Executive Officer and President and advising him on the efficiency of Board meetings, facilitating teamwork and communication between the independent directors and management, as well as additional responsibilities.  Mr. Van Ness was selected as Lead Independent Director based on his extensive experience with the Company and his leadership skills.

The Board is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately.  As set forth in the Audit Committee charter, the Audit Committee meets periodically with management in order to review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures.  In fulfilling this role, the Audit Committee conducts periodic risk assessments and reports its findings to the full Board.  The Audit Committee also oversees related-party transactions.

Board Meetings

During the fiscal year ended December 31, 2009, the Board held 12 meetings.  Each Board member attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during the last fiscal year.  Each of Dr. Fisher and Messrs. Bowes, Hutt, Van Ness, Varian and Zenner is “independent” as defined in the listing standards of The NASDAQ Stock Market (“NASDAQ”).  Directors are encouraged to attend the Company’s annual general meetings of shareholders where practicable.  All of the current directors except Mr. Varian attended last year’s annual general meeting of shareholders.

The Board has standing audit, compensation and nominating & governance committees.

Compensation Committee

The Compensation Committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company’s officers and other employees.  The Compensation Committee, currently consisting of Messrs. Bowes and Van Ness and Dr. Fisher, held 3 meetings during 2009.  The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.xoma.com.  See “Compensation Committee Report on Executive Compensation” and “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served on the Compensation Committee in 2009 or who presently serve on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating & Governance Committee

The Nominating & Governance Committee assists the Board by identifying individuals qualified to become Board members, recommends to the Board the director nominees for the next annual general meeting of shareholders, recommends to the Board the director nominees for each committee and develops, recommends to the Board and oversees the governance principles applicable to the Company.  The Nominating & Governance Committee, currently consisting of Messrs. Bowes (Chairman), Hutt and Van Ness, held 1 meeting during 2009.  Each member of the Nominating & Governance Committee is “independent” as defined in the listing standards of NASDAQ.  The Board has adopted a written charter for the Nominating & Governance Committee, a copy of which is available on the Company’s website at www.xoma.com.

The Nominating & Governance Committee’s charter provides that the committee will, on behalf of the Board, review letters from shareholders regarding the Company’s annual general meeting and governance process.  Beyond this, the committee has no formal policy regarding consideration of director candidates recommended by shareholders, in large part because the Company has never received from any of its shareholders a recommendation of a director nominee with reasonably adequate qualifications.  The need for a more formal policy was considered and determined to be unnecessary by the committee.  The committee will consider candidates recommended by shareholders, and a shareholder wishing to submit a recommendation should send a letter to the Secretary of the Company at 2910 Seventh Street, Berkeley, California 94710.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history and current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter.  Shareholders may also nominate candidates who are not first recommended to the Nominating & Governance Committee by following procedures set forth in our bye-laws.

To be considered by the Nominating & Governance Committee, a director nominee must have experience as a board member or senior officer of a company in the healthcare or other industries, have a strong financial background, be a leading participant in another field relative to the Company’s business or have achieved national prominence in a relevant field as a faculty member, professional or government official.  In addition to these minimum requirements, the committee seeks director candidates based on a number of qualifications, including their independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and complement the Board’s existing strengths.  The Board believes that diversity with respect to all of these factors is an important consideration in appropriate Board composition.

The Board and the Nominating & Governance Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors and industry, academic and community leaders.  The Board or the committee may retain a search firm to identify and screen candidates, conduct reference checks, prepare biographies for review by the committee and the Board and assist in setting up interviews.  The Nominating & Governance Committee and one or more of the Company’s other directors interview candidates, and the committee selects, and recommends to the full Board, nominees that best suit the Company’s needs.

Audit Committee

The Audit Committee is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and reviewing the Company’s accounting practices and systems of internal accounting controls.  In 2009, this committee held 7 meetings and consisted of Messrs. Van Ness, Varian and Zenner and, for 1 meeting only, Mr. Bowes.  Given that Mr. Zenner is not standing for re-election as a director, it is anticipated that the Board will appoint Messrs. Bowes, Van Ness and Varian (Chairman) to the Audit Committee immediately following the 2010 annual general meeting of shareholders.  Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ.  The Board has determined that Mr. Varian is an “audit committee financial expert” as defined by the rules of the SEC.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.xoma.com.

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•
met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•	regularly met privately with the independent registered public accounting firm, who have unrestricted access to the committee;

•	recommended the appointment of the independent registered public accounting firm and reviewed periodically their performance and independence from management;

•	reviewed the Company’s financing plans and reported recommendations to the full Board for approval and to authorize action;

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2009 Form 10-K.

Patrick J. Zenner, Chairman
W. Denman Van Ness
John Varian

ITEM 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, on the recommendation of its Audit Committee, recommends the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for 2010.  Ernst & Young has been acting as the Company’s independent registered public accounting firm since fiscal year 1998.

Audit Fees.   The aggregate fees billed for each of the 2008 and 2009 fiscal years for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and for attestation services related to Sarbanes-Oxley compliance for those fiscal years were $894,231 and $579,406, respectively.

Audit-Related Fees.   The aggregate fees billed for each of the 2008 and 2009 fiscal years for audit-related services rendered by Ernst & Young for audit-related were $0 and $118,500, respectively, excluding the services described in the preceding paragraph.

Tax Fees.   The aggregate fees billed for each of the 2008 and 2009 fiscal years for products and services provided by Ernst & Young for tax compliance, tax advice and tax planning were $0 and $67,500, respectively.

All Other Fees.   The aggregate fees billed for each of the 2008 and 2009 fiscal years for products and services provided by Ernst & Young other than the services reported in the three immediately preceding paragraphs were $115,072 and $0, respectively.

The Audit Committee considered whether the provision of the services covered in the four immediately preceding paragraphs of this section is compatible with maintaining Ernst & Young’s independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent accountants.  Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget.  The committee may also pre-approve particular services on a case-by-case basis.  In assessing requests for services by the independent accountants, the committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.  The committee has delegated pre-approval authority to its chairman, who must report any decisions to the committee at its next scheduled meeting.

The recommendation to appoint Ernst & Young and the authorization of the Board to agree to Ernst & Young’s fees are being submitted to the shareholders at the annual general meeting.  If such appointment is not made, the Board will consider other independent registered public accounting firms for appointment.  The Board recommends voting “FOR” the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the 2010 fiscal year and the authorization of the Board to agree to Ernst & Young’s fees.

A representative of Ernst & Young is expected to be present at the meeting with an opportunity, if desired, to make a statement and to respond to your questions.

ITEM 3 — INCREASE IN THE NUMBER OF AUTHORIZED COMMON
SHARES AND SHARE CAPITAL

Background

Currently, the Company is authorized to issue 400,000,000 Common Shares in the aggregate.  In May of 2010, the Board unanimously approved a proposal to increase the Company’s authorized share capital by the creation of an additional 300,000,000 Common Shares (the “Authorized Share Increase”).

On May 25, 2010, the Company had issued and outstanding 261,247,750 Common Shares.  As of that date, the Company had reserved approximately 70,886,169 shares for issuance upon exercise of outstanding options, warrants and convertible preference shares and in connection with existing share-based compensation and benefit plans and financing arrangements.  Consequently, the Company has approximately 67,866,081 shares available for other issuances.

Effects of Adoption of the Proposal

The adoption of this proposal would increase the authorized share capital of the Company from US$250,000, consisting of 400,000,000 Common Shares and 1,000,000 Preference Shares, to US$400,000, consisting of 700,000,000 Common Shares and 1,000,000 Preference Shares.  The additional Common Shares for which authorization is sought would be part of the existing class of Common Shares, and, to the extent issued, would have the same rights and privileges as the Common Shares currently issued and outstanding.  No holder of the Common Shares is entitled to any preemptive right to subscribe for or purchase any shares or other securities of the Company.  The issuance of a substantial amount of Common Shares or the granting of an option to purchase a substantial amount of Common Shares could have a potential anti-takeover effect with respect to the Company which may make it more difficult to effect a change in control of the Company (for example, by decreasing the percentage of share ownership of those persons seeking to obtain control), although the Board is not presenting the proposal for that reason and does not anticipate using the newly authorized shares for such a purpose.  Under applicable law, the Board is required to make any determination to issue such shares based on its judgment at the time of such issuance as to the best interest of the Company.

Approval of the proposal would not affect the number of authorized preference shares or the number of shares issuable under any of the Company’s existing share-based compensation or benefit plans.

Recommendation

The Company has approximately 138,752,250 Common Shares reserved for issuance upon exercise of outstanding options, warrants and convertible preference shares and in connection with existing share-based compensation and benefit plans and financing arrangements and available for other issuances.  The Board considers it necessary and in the best interest of the Company to have a sufficient number of Common Shares available for issuance in order to provide the Company with business and financing flexibility.  The Board also believes in the importance of share-based compensation and benefits plans to align employee and shareholder interests and to continue to attract and retain the services of outstanding employees.  Common Shares may be issued by the Company in connection with future strategic business collaborations or equity financings, upon conversion or exchange of outstanding securities.  The Company is also obligated to reserve shares for issuance to certain existing investors.  Except as described in this paragraph, there are currently no agreements or understandings regarding the issuance of any of the additional Common Shares that would become available if the Company’s authorized share capital is increased as proposed.  For these reasons, the Board unanimously recommends a vote “FOR” approval.  Approval of the Authorized Share Increase requires the affirmative vote of the holders of a majority of the votes cast at the annual general meeting on the proposal.

ITEM 4 -- APPROVAL OF A FUTURE REVERSE STOCK SPLIT

In May of 2010, the Board adopted resolutions (1) declaring that, in the future, it may be in the best interest of the Company to effect a share consolidation or reverse stock split (the “Future Reverse Stock Split”), as described below, and (2) directing that a proposal to approve the Future Reverse Stock Split be submitted to our shareholders for their approval.

If approved by our shareholders, the Future Reverse Stock Split would permit (but not require) the Board to approve a consolidation of the Common Shares at any time on or before July 21, 2011 at a ratio within a range of 1 for 2 to 1 for 15, as determined by the Board in its sole discretion (the “Reverse Stock Split Ratio”).  We believe that leaving the ratio to the discretion of the Board will provide the flexibility to implement the Future Reverse Stock Split in a manner designed to maximize the desired results and anticipated benefits for our shareholders.  In determining a ratio, if any, following the receipt of shareholder approval, the Board may consider, among other things, factors such as:

•	historical trading price and trading volume of the Common Shares;

•	the number of the Common Shares issued and outstanding;

•	the then-prevailing trading price and trading volume of the Common Shares and the anticipated impact of the Future Reverse Stock Split on the trading market for the Common Shares;

•	the listing standards of The NASDAQ Global Market;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	prevailing general market and economic conditions; and

•	limitations of some shareholders on holding shares in companies with a share price below a threshold amount per share.

Depending on the Reverse Stock Split Ratio ultimately determined by the Board, a number of Common Shares between 2 and 15, as determined by the Board, would be combined into one Common Share, the par value of each common share would be increased accordingly and the number of Common Shares issued and outstanding would therefore be reduced.  If effecting the Future Reverse Stock Split is approved by the Board, we will also proportionately reduce the number of authorized Common Shares, as described below in “— Authorized Shares.”

The Future Reverse Stock Split, if approved by our shareholders, will be implemented upon approval by the Board, based on its evaluation as to whether or when such action will be the most advantageous to the Company and our shareholders.  In addition, the Board shall be granted the right, without further action by the shareholders, to elect not to proceed with the Future Reverse Stock Split if, in its sole discretion, it determines that it is no longer in the Company’s best interest to proceed with the Future Reverse Stock Split.  If the Future Reverse Stock Split is not approved by the Board and effected by the close of business on July 21, 2011, the Board will not proceed with the Future Reverse Stock Split.

Reasons for the Potential Future Reverse Stock Split

The Common Shares are currently listed on The NASDAQ Global Market.  In September of 2009, NASDAQ initiated a process to delist the Common Shares because the price of the Common Shares had dropped below the minimum $1.00 per share required for continued listing.  In response to this action, the Company submitted a plan of compliance to NASDAQ that included seeking shareholder approval of the Future Reverse Stock Split at the annual general meeting and implementing the Future Reverse Stock Split if necessary to regain compliance.

The Board’s primary objective in proposing a Future Reverse Stock Split is to raise the per share trading price of the Common Shares in the event it becomes necessary in order to maintain and/or regain compliance with the NASDAQ $1.00 bid price listing standard.  If a delisting from NASDAQ were to occur, the Company believes the Common Shares would be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by Pink OTC Markets Inc, commonly referred to as the Pink Sheets and now known as the OTCQB market.  The Common Shares may also be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), provided that a market maker in the Common Shares files the appropriate application with, and such application is cleared by, FINRA.  These markets are generally considered to be less efficient than, and not as broad as, The NASDAQ Global Market or The NASDAQ Capital Market.  If the Common Shares were to trade on the OTCQB or the OTCBB, selling such shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of the Company may be reduced.  In addition, in the event the Common Shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in such shares, further limiting the liquidity thereof.  These factors could result in lower prices and larger spreads in the bid and ask prices for the Common Shares.

Such delisting from The NASDAQ Global Market could also greatly impair the Company’s ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by the Company’s issuing equity in financing or other transactions.  Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the Company’s shares, notes and other securities to and between non-residents of Bermuda for exchange control purposes, but this consent is conditional on the Common Shares remaining listed on an appointed stock exchange, which includes The NASDAQ Global Market.  We cannot assure you that the Bermuda Monetary Authority will give the same or a similar consent in the event the Common Shares are no longer listed on The NASDAQ Global Market or another appointed stock exchange.  In the absence of such a general consent, specific consents of the Bermuda Monetary Authority would be required for certain issues and transfers of the Company’s shares, notes and other securities.

The Board has considered the potential harm to the Company of a delisting from The NASDAQ Global Market and believes that, if compliance were not otherwise regained, the Future Reverse Stock Split would help the Company regain compliance with NASDAQ’s minimum bid price listing standard.

The Board is also submitting the Future Reverse Stock Split to shareholders for approval based on its belief that increasing the price of the Common Shares may make the Common Shares more attractive to a broader range of institutional and other investors.  We have been advised that the current market price of the Common Shares may affect their acceptability to certain institutional investors, professional investors and other members of the investing public.  If the Future Reverse Stock Split is approved by our shareholders, the Board may determine to approve the Future Stock Split in an effort to make the Common Shares a more attractive and cost effective investment for many investors.  Accordingly, for these and other reasons discussed in this proxy statement, we believe that shareholder approval of the Future Reverse Stock Split will provide the Board with flexibility to implement the Future Reverse Stock Split in a manner designed to maximize the desired results and anticipated benefits and is consequently in the Company’s best interest.  As such, assuming the Future Reverse Stock Split is approved by our shareholders as proposed, the Board may determine to implement the Future Reverse Stock Split even if doing so is not necessary in order to maintain and/or regain compliance with the NASDAQ $1.00 bid price listing standard.

Reducing the number of issued and outstanding shares of the Common Shares through the Future Reverse Stock Split would be intended, absent other factors, to increase the per share market price of the Common Shares.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Common Shares.  As a result, there can be no assurance that the Future Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Shares will increase following the Future Reverse Stock Split or that the market price of the Common Shares will not decrease in the future.  Under applicable NASDAQ rules, in order to regain compliance with the $1.00 minimum bid price requirement and maintain our listing on NASDAQ, a consolidated closing bid price of $1.00 per share must be maintained for a minimum of 10 consecutive business days, and NASDAQ may, in its discretion, require us to maintain a consolidated closing bid price of at least $1.00 per share for a longer period, not to exceed 20 consecutive business days, before determining that we have regained compliance with this requirement.  Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the Future Reverse Stock Split is effected or that the market price of the Common Shares will exceed or remain in excess of $1.00 per share for any period of time.  Additionally, we cannot assure you that the market price per share of the Common Shares after the Future Reverse Stock Split will increase in proportion to the reduction in the number of the Common Shares issued and outstanding before the Future Reverse Stock Split or that the Board will effect the Future Reverse Stock Split.  Accordingly, the total market capitalization of the Common Shares after the Future Reverse Stock Split may be lower than the total market capitalization before the Future Reverse Stock Split.  We also cannot assure you that the Common Shares will not be delisted from NASDAQ due to failure to meet other continued listing standards.

In addition to increasing the price of the Common Shares, we believe that the Future Reverse Stock Split would provide the Company and our shareholders with other benefits.  Currently, the fees that we pay to list our shares on NASDAQ are based on the number of shares we have issued and outstanding.  Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable.  Reducing the number of shares that are issued and outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Future Reverse Stock Split on Holders of Issued and Outstanding Common Shares

Depending on the Reverse Stock Split Ratio ultimately determined by the Board, a number of existing Common Shares, as determined by the Board, will be combined into one new Common Share.  The number of Common Shares issued and outstanding will therefore be reduced, depending upon the Reverse Stock Split Ratio.  The actual number of Common Shares issued and outstanding after giving effect to the Future Reverse Stock Split, if implemented, will depend on the Reverse Stock Split Ratio.

If approved and effected, the Future Reverse Stock Split will be realized simultaneously and in the same ratio for all of the Common Shares.  The Future Reverse Stock Split will affect all holders of the Common Shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Shares otherwise entitled to a fractional share as a result of the Future Reverse Stock Split will receive a cash payment in lieu of such fractional share.  These cash payments may reduce the number of holders of the Common Shares to the extent there are currently shareholders who would otherwise receive less than one Common Share after the Future Reverse Stock Split.  In addition, the Future Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Future Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Common Shares.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots could be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the Future Reverse Stock Split is effected, the Common Shares will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and share certificates with the older CUSIP numbers will need to be exchanged for share certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Shares (i.e., shareholders who hold in street name)

Upon completion of the Future Reverse Stock Split, we would intend to treat Common Shares held by shareholders through a bank, broker, custodian or other nominee, in the same manner as registered shareholders whose Common Shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to reflect the Future Reverse Stock Split for their beneficial holders holding the Common Shares in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Future Reverse Stock Split and making payment for fractional shares.  If a shareholder holds the Common Shares with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Shares (i.e., shareholders that are registered in the registry of members but do not hold share certificates)

Certain of our registered holders of Common Shares may hold some or all of their Common Shares in book-entry form with the transfer agent.  These shareholders do not have share certificates evidencing their owner-

ship of the Common Shares.  They are, however, provided with a statement reflecting the number of Common Shares registered in their name.  If a shareholder holds registered Common Shares in book-entry form, the Future Reverse Stock Split, if effected, will automatically be reflected in the transfer agent’s records and on their next statement.

Holders of Certificated Common Shares

If the Future Reverse Stock Split is approved and effected, shareholders holding the Common Shares in certificated form will be sent a transmittal letter by the transfer agent after the Future Reverse Stock Split is effected.  The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing the Common Shares (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Future Reverse Stock Split Common Shares (the “New Certificates”).  No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Shareholders will then receive a New Certificate(s) representing the number of whole Common Shares to which they are entitled as a result of the Future Reverse Stock Split.  Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Future Reverse Stock Split Common Shares to which these shareholders are entitled.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.  If an Old Certificate has restrictive legends on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).  If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “— Fractional Shares.”

Shareholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.
Fractional Shares

We do not intend to issue fractional shares in connection with or as a result of the Future Reverse Stock Split.  Therefore, we do not expect to issue certificates representing fractional shares.  If the Future Reverse Stock Split is approved and effected, shareholders of record who would otherwise hold fractional shares because the number of Common Shares they hold before the Future Reverse Stock Split is not evenly divisible by the Reverse Stock Split Ratio will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our agent.  Our agent will aggregate all fractional shares following the Future Reverse Stock Split and sell them into the market.  The total amount of cash that will be paid to holders of fractional shares following the Future Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale.  Holders of fractional shares as a result of the Future Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.  We do not expect that the payment of cash in lieu of fractional shares will materially affect our number of record holders.

If a shareholder holds Common Shares with a bank, broker, custodian or other nominee, those shareholders should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee.  If a shareholder who holds Common Shares in book-entry form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Future Reverse Stock Split is effected.  If a shareholder who holds Common Shares in certificated form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Future Reverse Stock Split is effected and after the shareholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “— Holders of Certificated Shares of Common Shares.”  By signing and cashing the check, shareholders will warrant that they owned the Common Shares for which they received a cash payment.  The cash payment is subject to applicable federal and state income tax and state abandoned property laws.  Shareholders will not be entitled to receive interest for the period of time between the date the Future Reverse Stock Split is effected and the date payment is received.

Authorized Shares

If and when the Board elects to effect the Future Reverse Stock Split, we will also reduce the number of authorized Common Shares in proportion to the Reverse Stock Split Ratio.  The table below shows the number to which authorized Common Shares will be reduced resulting from the listed hypothetical Reverse Stock Split Ratios indicated below:

Number of Authorized Common Shares Following the Future Reverse Stock Split
If the Authorized Share Increase is Approved
Reverse Stock Split Ratio	Authorized Common Shares	Authorized Common Shares Issued and Outstanding (May 25, 2010)	Authorized but Unissued Common Shares (May 25, 2010)
1:2	350,000,000	130,623,875	219,376,125
1:8	87,500,000	32,655,968	54,844,032
1:15	46,666,666	17,416,516	29,250,150
If the Authorized Share Increase is Not Approved
Reverse Stock Split Ratio	Authorized Common Shares	Authorized Common Shares Issued and Outstanding (May 25, 2010)	Authorized but Unissued Common Shares (May 25, 2010)
1:2	200,000,000	130,623,875	69,376,125
1:8	50,000,000	32,655,968	17,344,032
1:15	26,666,666	17,416,516	9,250,150

The actual number of authorized, issued and outstanding and authorized but unissued Common Shares after giving effect to the Future Reverse Stock Split, if implemented, will depend on the Reverse Stock Split Ratio that is ultimately determined by the Board and whether the Authorized Share Increase is approved.

As a result of the reduction in authorized Common Shares, the same proportion of authorized but unissued shares to shares authorized and issued will be maintained if the Board elects to effect the Future Reverse Stock Split.

Effect of the Future Reverse Stock Split on Options, Warrants and Rights Agreement

If the Future Reverse Stock Split is approved and effected, proportionate adjustments, based upon the Reverse Stock Split Ratio, will generally be required to be made to the per share exercise price and the number of Common Shares issuable upon the exercise or conversion of all outstanding options, warrants or other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, Common Shares.  This would result in approximately the same aggregate price being required to be paid pursuant to such options, convertible or exchangeable securities upon exercise, and approximately the same value of Common Shares being delivered upon such exercise, exchange or conversion, immediately following the Future Reverse Stock Split as was the case immediately preceding the Future Reverse Stock Split.  The number of Common Shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted.  The number of Common Shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split Ratio.

In addition, under our Shareholder Rights Agreement dated as of February 26, 2003 and the terms of the related Series A preference shares, if the Future Reverse Stock Split is approved and effected, the number of rights associated with each common share and the number of votes associated with each Series A preference share will be adjusted based on the Reverse Stock Split Ratio, but the exercise price of each right (currently $30.00) will remain unchanged.

Accounting Matters

If the Future Reverse Stock Split is approved and effected, the par value of each Common Share will be increased accordingly, based on the Reverse Stock Split Ratio.  As a result, the stated capital attributable to Common Shares on our balance sheet and the additional paid-in capital account will remain unchanged.  Following the Future Reverse Stock Split, reported per share net income or loss will be higher because there will be fewer Common Shares issued and outstanding.

Certain U.S. Federal Income Tax Consequences

The following summary describes certain U.S. federal income tax consequences of the Future Reverse Stock Split to U.S. Holders (as defined below).  This summary is limited to U.S. Holders of our Common Shares who hold our Common Shares as “capital assets” (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) both before and after the Future Reverse Stock Split.  This summary does not deal with the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currencies, tax exempt entities, banks, thrifts, insurance companies, retirement plans, regulated investment companies, traders in securities that elect to apply a mark-to-market method of accounting, persons that hold our Common Shares as part of a “straddle,” a “hedge” against currency risk, a “conversion transaction” or other integrated transaction, holders subject to the alternative minimum tax, partnerships or other pass-through entities (or investors in such entities), financial institutions, U.S. expatriates, holders other than U.S. Holders and U.S. Holders that have a “functional currency” other than the U.S. dollar, all within the meaning of the Code.  In addition, this discussion does not describe United States federal gift or estate tax consequences or any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

The U.S. federal income tax considerations set forth below are based upon the Code, existing and proposed regulations thereunder, and current administrative pronouncements and court decisions, all of which are subject to change.  Holders should particularly note that any such change could have retroactive application so as to result in U.S. federal income tax consequences different from those discussed below.  We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below.  There can be no assurance that the IRS will not take positions concerning the tax consequences of the Future Reverse Stock Split that are different from those discussed below.

Holders should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

As used herein, a “U.S. Holder” is a beneficial owner of our Common Shares, that is, for U.S. federal income tax purposes:

o	an individual who is a citizen or resident of the United States;
o	a corporation or other entity taxable as a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;
o	an estate, the income of which is subject to United States federal income taxation regardless of its source; or
o
a trust if (i) (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and validly elected to continue to be so treated.

If any entity taxable as a partnership holds our Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our Common Shares, you should consult your tax advisor regarding the tax consequences of the Future Reverse Stock Split.

Recapitalization

The Future Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes whereby a U.S. Holder is “deemed” to surrender its Common Shares for “new” Common Shares.  Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Future Reverse Stock Split.  The aggregate tax basis in the “new” Common Shares deemed received pursuant to the Future Reverse Stock Split should equal the aggregate tax basis in the Common Shares deemed surrendered (excluding the portion of such tax basis that is allocable to any fractional share), and the holding period for the “new” Common Shares deemed received should include the holding period for the Common Shares deemed surrendered.  U.S. Holders that acquired portions of their Common Shares on different dates and at different prices should consult their own tax advisors regarding the effect thereof on the tax basis and holding period of Common Shares they hold following the Future Reverse Stock Split.

Subject to the passive foreign investment company (or “PFIC”) rules discussed below, a U.S. Holder who receives cash in lieu of a fractional share of our Common Shares should (absent the unlikely situation where the receipt of such cash is “essentially equivalent to a dividend”) recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of U.S. Holder’s tax basis in our Common Shares deemed surrendered that is allocable to such fractional share.  Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our Common Shares deemed surrendered exceeds one year on the date the Future Reverse Stock Split is effected.   For non-corporate U.S. Holders, certain preferential tax rates may apply to gain recognized as long-term capital gain.  The deductibility of capital losses is subject to certain limitations.

U.S. Holders should refer to the 2009 Form 10-K for a discussion regarding our status as a PFIC and certain adverse tax consequences that could apply if we were found to be a PFIC for any taxable year in which a U.S. Holder held our Common Shares (including a recharacterization of any capital gain recognized in the Future Reverse Stock Split as ordinary income and the imposition of additional tax and interest charges).

Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our Common Shares in the case of non-corporate U.S. Holders.  In addition, non-corporate U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required and certify their exemption from backup withholding.  Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

No Appraisal Rights

Under Bermuda law and our bye-laws, holders of the Common Shares will not be entitled to dissenter’s rights or appraisal rights with respect to the Future Reverse Stock Split.

Recommendation

At the annual general meeting, the Company’s shareholders will be asked to approve the Future Reverse Stock Split.  The Board believes that approval of the Future Reverse Stock Split is in the best interest of the Company because it may become necessary to raise the per share trading price of the Common Shares in order to maintain and/or regain compliance with the NASDAQ $1.00 bid price listing standard and may make the Common Shares more attractive to a broader range of institutional and other investors and unanimously recommends voting “FOR” approval.  Approval of the Future Reverse Stock Split requires the affirmative vote of the holders of a majority of the votes cast at the annual general meeting on the proposal.

ITEM 5—AMENDMENT TO OPTION PLAN

The Board has adopted, subject to shareholder approval, an amendment to the Option Plan to increase the number of Common Shares issuable over the term of the plan by 5,200,000 shares.  The Option Plan is designed to encourage equity ownership of the Company by the employees who are primarily responsible for its management, growth and financial success, to align the interests of such employees with those of the Company’s shareholders and to assist the Company in attracting and retaining the services of such employees (see “Compensation Discussion and Analysis” above).  The increase in Common Shares issuable under the Option Plan will, if approved, cover only options previously granted and options, if any, granted under the Option Plan during the period between the mailing date of this proxy statement and the date of shareholder approval of the Long Term Incentive Plan.  The Company intends to use the Long Term Incentive Plan, assuming shareholder approval, going forward (see “Item 6 -- Approval of 2010 Long Term Incentive and Share Award Plan”), and no further grants or awards will be made under the Option Plan if the Long Term Incentive Plan is so approved.

Description of Option Plan

This summary does not purport to be a complete description of the Option Plan.  Copies of actual plan documents may be obtained by contacting the Secretary of the Company.  The essential features of the Option Plan are summarized below.

Of the 32,100,000 Common Shares currently authorized for issuance under the Option Plan, as of May 25, 2010, approximately 2,443,067 shares had been issued upon the exercise of options granted under the Option Plan, 26,906,933 shares were subject to outstanding options under the Option Plan that are not subject to shareholder approval of Item 5 of this proxy statement, 4,332,682 shares were subject to outstanding options under the Option Plan that are subject to shareholder approval of Item 5 of this proxy statement (and, in certain cases, to commencement of employment), and 867,318 shares were authorized for issuance under future option grants to be made under the Option Plan assuming shareholder approval of Item 5 of this proxy statement.  The expiration dates for all such outstanding options range from June 5, 2010 (at the earliest) to May 25, 2020 (at the latest).

The Common Shares issuable over the term of the Option Plan will be made available from authorized but unissued Common Shares.  Each option will have an exercise price per share of not less than 100% of the fair market value per Common Share on the date of grant.  The Option Plan’s term expires on November 15, 2011.

Key employees (including officers and directors) of the Company (or its subsidiaries) who provide valuable services to the Company (or its subsidiaries) are eligible to participate in the Option Plan (each, a “Participant”).  Directors who are not employees of the Company are not eligible to participate in the Option Plan.

The Option Plan provides that it will be administered by either the full Board or, if appointed by the Board, a committee thereof comprised of at least two “Non-Employee Directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as such term is interpreted from time to time.  Currently, the Compensation Committee administers the Option Plan as it relates to individuals other than directors, officers or ten-percent shareholders of the Company.  The Compensation Committee’s authority to grant options under the Option Plan is limited to 15,000 shares per individual.  In all other respects, the Option Plan is administered by the Board.

The Board and, with respect to individuals who are not directors, officers or ten-percent shareholders of the Company, the Compensation Committee (the “Plan Administrators”) are authorized (subject to the provisions of the Option Plan) to establish such rules and regulations as they may deem appropriate for the proper administration of the Option Plan.  Each option granted under the Option Plan will be exercisable at such times, during such period or periods, and for such number of shares as the relevant Plan Administrator determines.  No such granted option may have a term in excess of ten years from the grant date.  Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Common Shares as the relevant Plan Administrator determines.

The number of Common Shares for which options or SARs may be granted to any Participant under the Option Plan or the Option Grant Program or which may be issued to any Participant under the Share Issuance Program is currently limited to not more than 7,000,000 during any calendar year.

Exercise of Options.  The exercise price of options granted under either plan will be immediately due upon exercise of the option and may be paid (i) in cash; (ii) in Common Shares having a fair market value on the date the option is exercised equal to the option price; (iii) in a combination of cash and Common Shares valued at fair market value on the day the option is exercised; or (iv) through a broker-dealer sale and remittance procedure pursuant to which shares acquired under the option are sold immediately and there is paid to the Company, out of the sale proceeds, an amount equal to the option price for the acquired shares plus all applicable withholding taxes.  For all purposes of valuation under the Option Plan, the fair market value of the Common Shares on any relevant date will be the closing sale price per Common Share, as reported for such date through NASDAQ.

The relevant Plan Administrator may also assist any optionee (other than a director) in the exercise of an option by authorizing a loan from the Company, by permitting the optionee to pay the option price in installments over a period of years or by authorizing a guarantee by the Company of a third party loan to the optionee, the terms and conditions of which will be established by the relevant Plan Administrator in its sole discretion.  However, the maximum credit available to the optionee may not exceed the option price payable for the purchased shares, plus any tax liability.

Transfer.  The Option Plan provides that non-qualified options granted thereunder may be granted on terms permitting transfer to immediate family members of the optionee (or an entity comprised entirely of the optionee and such immediate family members) in certain circumstances.

Termination of Employment.  Should an optionee under the Option Plan cease to be an employee or consultant of the Company for any reason (other than death, certain retirements, termination for cause or unauthorized disclosure, as described below), such optionee (or its permitted transferee) will not have more than a twelve (12) month period (or such shorter period as set forth in the option agreement) following the date of such cessation of status in which to exercise any outstanding options.  For options granted on or after February 25, 2003, should an optionee cease to be an employee or consultant by reason of death, the options will become fully exercisable and shall remain exercisable for a twelve (12) month period following the date of death.  For options granted on or after February 25, 2003, should an optionee cease to be an employee or consultant by reason of retirement at or after age fifty-five (55) and where optionee’s age plus service exceed seventy (70), the options will become fully exercisable, and shall remain exercisable for the full option term as if the optionee had continued in employment.  In all of the cases above, under no circumstances may any options be exercised after the specified expiration date of the option term.  Should an optionee be terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets), or should an optionee make or attempt to make any unauthorized use or disclosure of confidential information or trade secrets, then all outstanding options shall immediately terminate and cease to be exercisable.

Share Appreciation and Repurchase Rights.  The Option Plan and the Option Grant Program each include a share appreciation right (“SAR”) feature whereby the relevant Plan Administrator has the authority to grant one or more optionees the right, exercisable upon such terms and conditions as such Plan Administrator deems appropriate, to surrender all or part of an unexercised option and to receive in exchange therefor an amount equal to the excess of (i) the fair market value (on the date of surrender) of the number of vested shares for which the surrendered option is at the time exercisable over (ii) the aggregate option price payable for such vested shares, payable in Common Shares valued at fair market value on the date of surrender, in cash, or partly in shares and partly in cash.  To date, no SARs have been granted.

Acceleration of Options.  Pursuant to certain corporate transactions, including: a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity; the sale, transfer or other disposition of all or substantially all of the assets of the Company; or any other business combination in which 50% or more of the Company’s outstanding voting shares is transferred to different holders in a single transaction or a series of related transactions, all options at the time outstanding and not then otherwise fully exercisable will immediately, prior to the specified effective date of such corporate transaction, become fully exercisable for up to the total number of Common Shares purchasable thereunder unless the options are assumed by the successor entity or replaced with comparable options of the successor entity.

Amendment.    The Option Plan permits the grant of options to purchase Common Shares in excess of the number of shares then available for issuance.  Any option so granted cannot be exercised prior to shareholder approval of an amendment increasing the number of shares available for issuance under the Option Plan.

The Board has full power and authority to amend or modify the Option Plan in any or all respects, except that no such amendment or modification may, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Option Plan prior to such action, and the Board may not, without the approval of the Company’s shareholders, (i) increase the maximum number of shares issuable under the Option Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) materially increase the benefits accruing to Participants in the Option Plan or (iii) materially modify the eligibility requirements for participation therein.

Federal Income Tax Consequences

The following discussion summarizes the principal federal income tax consequences of the Option Plan.  This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof.  The summary does not address any foreign, state or local tax consequences of participation in the Option Plan.

Share Options.    In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company.  The tax consequences associated with the exercise of an option and the subsequent disposition of Common Shares acquired on the exercise of such option depend on whether the option is an incentive stock option or a non-qualified stock option.

Upon the exercise of a non-qualified stock option, the Participant will recognize ordinary taxable income equal to the excess of the fair market value of the Common Shares received upon exercise over the exercise price.  The Company will generally be able to claim a deduction in an equivalent amount.  Any gain or loss upon a subsequent sale or exchange of the Common Shares will be capital gain or loss, long-term or short-term, depending on the holding period for the Common Shares.

Generally, a Participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the Participant is an employee or within three months following termination of employment (longer, in the case of disability or death).  If an incentive stock option granted under the Option Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option.  Also, an incentive stock option granted under the Option Plan will be treated as a non-qualified stock option to the extent it (together with other incentive stock options granted to the Participant by the Company) first becomes exercisable in any calendar year for Common Shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If Common Shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss.  If Common Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the Participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the Common Shares at the date of exercise over the exercise price.  Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Common Shares have been held.  Where Common Shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Common Shares have been held.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the Participant, it would result in an increase in the Participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Common Shares previously owned by the Participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise.  The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Share Appreciation Rights.    With respect to share appreciation rights under the Option Plan, generally, when a Participant receives payment with respect to a share appreciation right granted to him or her under the Option Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such Participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes.    The Company may withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option Plan.

Limitation on Compensation in Excess of $1 Million.    Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Option Plan) by a public company to a “covered employee” (i.e., the chief executive officer, the chief financial officer and the three most highly compensated executive officers of the Company other than the chief executive officer or the chief financial officer) to no more than $1 million.  The Company currently intends to structure share options granted under the Option Plan to comply with the exception to nondeductibility under Section 162(m) of the Code.  See “Compensation Committee Report on Executive Compensation.”

Recommendation

At the annual general meeting, the Company’s shareholders will be asked to approve the proposal to amend the Option Plan to increase the number of shares issuable over the term of the plan by [5,200,000] shares.  The Board believes that approval of the proposed amendment is in the best interest of the Company and its employees because it will assist the Company in retaining the services of outstanding employees and unanimously recommends voting “FOR” approval.  Approval of the amendment requires the affirmative vote of the holders of a majority of the votes cast at the annual general meeting on the proposal.

ITEM 6 -- APPROVAL OF 2010 LONG TERM INCENTIVE AND SHARE AWARD PLAN

The Board has adopted, subject to shareholder approval, the Long Term Incentive Plan, which is intended to consolidate the Company’s long-term incentive compensation under a single plan, by replacing the Option Plan, the Restricted Plan and the Directors Plan going forward, and to provide a more current set of terms pursuant to which to provide this type of compensation.  Approval of the Long Term Incentive Plan would also increase the total number of Common Shares available for awards by 8,800,000 to a maximum of 43,826,211 shares in the aggregate, subject to reduction for any options granted under the Option Plan or the Restricted Plan during the period between the mailing date of this proxy statement (on or about June 9, 2010) and the date of shareholder approval of the Long Term Incentive Plan.  Included in the 43,826,211 shares that would be available under the Long Term Incentive Plan are 33,624,991 shares underlying options previously issued under the Option Plan, the Restricted Share Plan or the Directors Plan that are currently outstanding but, upon forfeiture, cancellation, surrender or other termination without a distribution of Common Shares to the holder thereof, would become available under the Long Term Incentive Plan.  No further grants or awards will be made under the Option Plan, the Restricted Share Plan or the Directors Plan, assuming the Long Term Incentive Plan is approved by shareholders as proposed in this proxy statement.

The following summary of the Long Term Incentive Plan is qualified in its entirety by reference to the Long Term Incentive Plan, which is attached as Appendix A to this Proxy Statement.

General

The Long Term Incentive Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors and to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for shareholders by aligning the interests of such persons with those of shareholders.  The Long Term Incentive Plan will provide for the grant to eligible employees, consultants and directors of share options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (the “Awards”).  As of May 25, 2010, an aggregate of 10,201,220 Common Shares have been reserved for issuance (subject to shareholder approval) under the Long Term Incentive Plan, which includes 1,401,220 issuable under the Option Plan, the Restricted Plan or the Directors Plan (assuming shareholder approval of Item 5 of this proxy statement) but which will be reduced by the number of options, if any, granted under the Option Plan or the Restricted Plan during the period between the mailing date of this proxy statement and the date of shareholder approval of the Long Term Incentive Plan.

During each calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to a participant under the Long Term Incentive Plan will be 7,000,000 Common Shares, and (ii) the maxi-

mum number of Common Shares which may be granted to a participant under the Long Term Incentive Plan with respect to Awards intended to qualify as performance-based compensation under the Code (other than options and SARs) will be 7,000,000 Common Shares.  In addition, no more than 30,000,000 Common Shares may be issued as ISOs under the Long Term Incentive Plan.  This limitation has no effect, however, on the number of shares available under the Long term Incentive Plan.  These Common Share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below.  Common Shares issued pursuant to the Long Term Incentive Plan may consist, in whole or in part, of authorized but unissued Common Shares or treasury shares including Common Shares acquired by purchase in the open market or in private transactions.

Eligibility and Administration

Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Long Term Incentive Plan.  Approximately 228 officers, other employees and directors are currently eligible to participate in the Long Term Incentive Plan.  Although the Company utilizes the services of a number of consultants who are or would be eligible to be granted Awards under the Long Term Incentive Plan from time to time, it has seldom granted options or shares under its equity-based plans to consultants.

The Long Term Incentive Plan will be administered by the Compensation Committee or such other Board committee or committees (or the entire Board) as may be designated by the Board.  Different committees (including the entire Board) may administer the Long Term Incentive Plan with respect to different groups of eligible participants, but in this proxy statement we refer to all of them together as the “LTIP Administrator.”  Unless otherwise determined by the Board, the LTIP Administrator will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code.  The LTIP Administrator will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof.  The LTIP Administrator will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

The LTIP Administrator may delegate to other members of the Board or officers or managers of the Company or any subsidiary or affiliate the authority, subject to such terms as the LTIP Administrator shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the LTIP Administrator may determine to the extent permitted under Rule 16b-3 and applicable law.

Except for certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, options and SARs issued under the Long Term Incentive Plan will not be amended to lower their exercise price or exchanged for other Options or SARs with lower exercise prices, options and SARs with an exercise price in excess of the fair market value of the underlying Common Shares will not be exchanged for cash or other property, and no other action will be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the Common Shares are listed.

Awards

ISOs intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Common Shares as the LTIP Administrator determines.  The LTIP Administrator will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise.  However, the exercise price of options will not be less than the fair market value of the Common Shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

An SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one Common Share on the date of exercise over the exercise price of the SAR set by the LTIP Administrator as of the date of grant.  However, the exercise price of the SARs will not be less than the fair market value of the Common Shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs.  Payment with respect to SARs may be made in cash or Common Shares as determined by the LTIP Administrator.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the LTIP Administrator may impose.  Such restrictions will lapse under circumstances as the LTIP Administrator may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below.  Except as otherwise determined by the LTIP Administrator, eligible employees granted restricted shares will have all of the rights of a shareholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited (including by repurchase at a nominal price, where required by Bermuda law) upon termination of employment during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive Common Shares or cash at the end of a specified deferral period.  Restricted share units will also be subject to such restrictions as the LTIP Administrator may impose.  Such restrictions will lapse under circumstances as the LTIP Administrator may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below.  Except as otherwise determined by the LTIP Administrator, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for future issuance of Common Shares or payment of cash, respectively, to the recipient upon the attainment of performance objectives over specified performance periods.  Except as otherwise determined by the LTIP Administrator, performance shares and performance units will be forfeited (including by repurchase at a nominal price, where required by Bermuda law) upon termination of employment during any applicable performance period.  Performance objectives may vary from person to person and will be based upon such performance criteria as the LTIP Administrator may deem appropriate.  The LTIP Administrator may revise performance objectives if significant events occur during the performance period which the LTIP Administrator expects to have a substantial effect on such objectives.

The LTIP Administrator may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, Common Shares, as deemed by the LTIP Administrator to be consistent with the purposes of the Long Term Incentive Plan.

If the LTIP Administrator determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Common Share price or total shareholder return; (10) book value or adjusted book value; (11) expense ratio; (12) operating income; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the LTIP Administrator may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The maximum amount payable upon settlement of a cash-settled performance unit (or any other cash-settled award) granted under the Long Term Incentive Plan that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code for any calendar year to any participant will not exceed $3,000,000.

Nontransferability

Unless otherwise set forth by the LTIP Administrator in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change in Control

In the event of a change in control (as defined in the Long Term Incentive Plan), all Awards granted under the Long Term Incentive Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes

If the LTIP Administrator determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, amalgamation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Long Term Incentive Plan, then the LTIP Administrator shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Long Term Incentive Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.  Under such circumstances, the LTIP Administrator also has the authority to provide for a distribution of cash or property in respect of any Award.

Amendment and Termination

The Long Term Incentive Plan may be amended, altered, suspended or terminated by the Board at any time, in whole or in part, without the consent of shareholders or plan participants.  However, any amendment for which shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Shares may then be listed or quoted will not be effective until such shareholder approval has been obtained.  In addition, no amendment, suspension, or termination of the Long Term Incentive Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant.  The LTIP Administrator may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

The Long Term Incentive Plan will become effective on the date of approval by our shareholders.  Unless earlier terminated or extended, the Long Term Incentive Plan will expire on May 25, 2020 (unless sooner terminated by the Board) and no further awards may be granted thereunder after such date.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Long Term Incentive Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company.  The tax consequences associated with the exercise of an option and the subsequent disposition of Common Shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Common Shares received upon exercise over the exercise price.  The Company or a subsidiary that employs the participant will generally be able to claim a deduction in an equivalent amount.  Any gain or loss upon a subsequent sale or exchange of the Common Shares will be capital gain or loss, long-term or short-term, depending on the holding period for the Common Shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company or a subsidiary that employs the participant, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death).  If an ISO granted under the Long Term Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option.  Also, an ISO granted under the Long Term Incentive Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for Common Shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If Common Shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss.  If Common Shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company or a subsidiary that employs the participant will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the Common Shares at the date of exercise over the exercise price.  Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Common Shares have been held.  Where Common Shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Common Shares have been held.

If an option is exercised through the use of Common Shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Common Shares and, thus, no gain or loss will be recognized with respect to such previously owned Common Shares upon such exercise.  The amount of any built-in gain on the previously owned Common Shares generally will not be recognized until the new Common Shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted Common Shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture.  The amount of ordinary income so recognized will generally be the fair market value of the Common Shares at the time the Common Shares vest, less the amount, if any, paid for the Common Shares.  This amount is generally deductible for federal income tax purposes by the Company or a subsidiary that employs the participant.  Dividends paid with respect to Common Shares that are nonvested will be ordinary compensation income to the participant (and generally deductible by the Company or a subsidiary that employs the participant).  Any gain or loss upon a subsequent sale or exchange of the Common Shares, measured by the difference between the sale price and the fair market value on the date the Common Shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the Common Shares.  The holding period for this purpose will begin on the date following the date the Common Shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code.  In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company or a subsidiary that employs the participant will generally be entitled to a corresponding deduction.  Dividends paid with respect to Common Shares as to which a proper Section 83(b) election has been made will not be deductible to the Company or a subsidiary that employs the participant.  If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Long Term Incentive Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Long Term Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary that employs the participant.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Long Term Incentive Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Long Term Incentive Plan) by a public company to each “covered employee” (i.e., the chief executive officer, the chief financial officer and the three most highly compensated executive officers of the Company other than the chief executive officer or the chief financial officer) to no more than $1 million.  The Company currently intends to structure share options granted under the Long Term Incentive Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

New Plan Benefits

The amount of benefits payable in the future under the Long Term Incentive Plan is not currently determinable.

Recommendation

At the annual general meeting, the Company’s shareholders will be asked to approve the Long Term Incentive Plan.  The Board believes that approval of the Long Term Incentive Plan is in the best interest of the Company and its employees because it will consolidate the Company’s long-term incentive compensation under a single plan, by replacing the Option Plan, the Restricted Plan and the Directors Plan going forward, will provide a more current set of terms pursuant to which to provide this type of compensation and will assist the Company in retaining the services of outstanding employees, consultants and directors and unanimously recommends voting “FOR” approval.  Approval of the Long Term Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast at the annual general meeting on the proposal.

ITEM 7 -- ADDITION OF SHARES TO THE 1998 EMPLOYEE SHARE PURCHASE PLAN

The 1998 Employee Share Purchase Plan (the “Share Purchase Plan”) is designed to give employees of the Company an opportunity to purchase Common Shares through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company.

The Board has adopted, subject to shareholder approval, an amendment to the Share Purchase Plan to increase the number of Common Shares issuable over the term of the plan by 500,000 Common Shares to 2,000,000 Common Shares in the aggregate.  The proposed amendment will enable the Company to continue to encourage its employees to purchase Common Shares.

The essential features of the Share Purchase Plan are summarized below.  This summary does not purport to be a complete description of the Share Purchase Plan.  Copies of actual Share Purchase Plan documents may be obtained by contacting the Secretary of the Company.

Description of the Share Purchase Plan

Any person who is an employee on a given enrollment date of an offering period, generally the beginning of every calendar quarter (the “Offering Period”), who is scheduled to work at least 20 hours per week on a regular basis is eligible to participate in the Share Purchase Plan.  An Offering Period will generally be a 3-month period beginning with the enrollment date.  Common Shares will be purchased for participants in the Share Purchase Plan as of the last day of each Offering Period with the money deducted from their paychecks during the Offering Period.  The purchase price per Common Share will be an amount equal to 95% of the fair market value of a Common Share on the last day of such Offering Period.

A participant may elect to have payroll deductions made under the Share Purchase Plan for the purchase of Common Shares in an amount not to exceed 20% of the participant’s compensation.  Compensation for purposes of the Share Purchase Plan means total cash compensation, including regular pay, overtime pay and bonuses, and it also includes pre-tax employee contributions under a Section 401(k) plan or Section 125 plan.  Contributions to the Share Purchase Plan will be on an after-tax basis (i.e., such contributions are subject to federal, state and local taxes).  A participant may terminate his or her payroll deductions at any time.  A participant may elect (not more than once each quarter) to decrease the amount of payroll deductions with respect to the current Offering Period.  Increases may be made only by electing to participate in a future Offering Period.

A share purchase account will be established for each participant in the Share Purchase Plan.  Amounts deducted from participants’ paychecks will be credited to their accounts with respect to the current Offering Period.  No interest will accrue with respect to any amounts credited to the accounts.  As of the last day of each Offering Period, the amount credited to a participant’s share purchase account with respect to such Offering Period will be used to purchase the largest number of whole Common Shares at the price as determined above.  The Common Shares will be purchased directly from the Company.  No brokerage or other fees will be charged to participants.  Unless approved by the Compensation Committee, fractional shares will not be purchased, and any payroll deductions which are not sufficient to purchase a whole Common Share, or which otherwise remain in a participant’s account, will be returned to the participant.

The maximum number of Common Shares that a participant may purchase during an Offering Period with respect to such Offering Period is 50,000 Common Shares.  That maximum will be reduced if, after the purchase, the participant would own Common Shares of the Company (including Common Shares he or she could purchase under any outstanding options) possessing 5% or more of the total voting power or value of all classes of shares of the Company, or if the total fair market value of the Common Shares to be purchased for the participant determined on the first day of the Offering Period would exceed $25,000 for each calendar year during which the Offering Period is in effect as determined in accordance with Section 423(b)(8) of the Code.  If the aggregate shares purchase accounts to be used for the purchase of Common Shares as of the last day of an Offering Period would purchase more Common Shares than are reserved for purchase and sale under the Share Purchase Plan, the number of Common Shares which would otherwise be purchased for each participant will be reduced proportionately and the remaining account balance of each participant will be distributed to each such participant.

A participant may withdraw from participation in the Share Purchase Plan at any time during an Offering Period by written notice to the Company.  Upon withdrawal, a participant’s account balance will be distributed as soon as practicable and no Common Shares with respect to such Offering Period(s) will be purchased.  Rights to purchase Common Shares under the Share Purchase Plan are exercisable only by the participant and are not transferable.

If not sooner terminated automatically because all shares reserved under the Share Purchase Plan have been issued and sold, the Share Purchase Plan will continue in effect until terminated by the Board.  The Board may amend, suspend, or terminate the Share Purchase Plan at any time, except that certain amendments may be made only with the approval of the shareholders of the Company.

Federal Income Tax Consequences

The following is a summary of certain of the federal income tax consequences to participants in the Share Purchase Plan and to the Company, based upon current provisions of the Code and the regulations and rulings thereunder, and does not address the consequences under state or local or any other applicable tax laws.

Rights to purchase shares under the Share Purchase Plan are referred to in the Code as “options.” Participants in the Share Purchase Plan will not recognize income at the time options are granted to them at the beginning of an Offering Period or when they exercise such options and purchase Common Shares at the end of the Offering Period.  However, participants will be taxed on amounts withheld from their salary under the Share Purchase Plan as if actually received, and the Company will generally be entitled to a corresponding income tax deduction.

If a participant disposes of the Common Shares purchased pursuant to the Share Purchase Plan after one year from the end of the applicable Offering Period and two years from the beginning of the applicable Offering Period, the participant must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of the Common Shares at the beginning of the applicable Offering Period over the purchase price computed on the first day of the Offering Period or (b) the excess of the fair market value of the Common Shares at the time of disposition over their purchase price.  Thus, if the one and two year holding periods described above are met, a participant's ordinary compensation income will be limited to the discount available to the participant on the first day of the applicable Offering Period.  If the amount recognized upon such a disposition by way of sale or exchange of the Common Shares exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, such excess will be long-term capital gain.  If the one and two year holding periods described above are met, the Company will not be entitled to any income tax deduction.

If a participant disposes of Common Shares within one year from the end of the applicable Offering Period or two years from the beginning of the Offering Period, the participant will recognize ordinary income at the time of disposition which will equal the excess of the fair market value of the Common Share on the date the participant purchased the Common Shares (i.e., the end of the applicable Offering Period) over the amount paid for the Common Shares.  The Company will generally be entitled to a corresponding income tax deduction.  The excess, if any, of the amount recognized on disposition of such Common Shares over their fair market value on the date of purchase (i.e., the end of the applicable Offering Period) will be short-term capital gain, unless the participant's holding period for the Common Shares (which will begin at the time of the participant's purchase at the end of the Offering Period) is more than one year.  If the participant disposes of the Common Shares for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the participant's holding period for the Common Shares.

Recommendation

At the annual general meeting, the Company’s shareholders will be asked to approve the proposal to amend the Share Purchase Plan to increase the number of Common Shares issuable over the term of the Share Purchase Plan by 500,000 Common Shares to 2,000,000 Common Shares in the aggregate.  The Board believes that approval of the proposed amendment is in the best interest of the Company and its employees because it will continue to encourage employees to share in the economic growth and success of the Company and unanimously recommends voting “FOR” approval.  Approval of the amendment requires the affirmative vote of the holders of a majority of the votes cast at the annual general meeting on the proposal.

EQUITY COMPENSATION PLAN INFORMATION

We show below information as of December 31, 2009 on equity compensation plans under which the Common Shares are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securi- ties remaining available for future issuance under eq- uity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	21,686,533	$2.58	8,195,750(1)
Equity compensation plans not approved by security holders	1,115,000	$2.20	0
Total	22,801,533	$2.56	8,195,750
_________________________
 (1)           Assuming Items 5, 6 and 7 of this proxy statement are approved, the number of securities remaining available for future issuance under equity compensation plans in this column would be 22,695,750.  Does not give effect to grants made after December 31, 2009.

Supplemental Option Plan-Related Information

The following table sets forth certain information for consideration in connection with the proposals relating to the Company’s share option plans described in this proxy statement.   The information below is as of May 25, 2010 (the record date for the annual general meeting), assumes Items 5 and 6 of this proxy statement are approved by shareholders and gives effect to options granted subject to such approval and assumes no forfeiture, cancellation, surrender or other termination without distribution in respect of outstanding options.

Shares available for grant as options	10,201,220(1)

Shares available for direct issuance	10,201,220(1)

Options outstanding	33,624,991

Average exercise price of outstanding options	$1.74

Average remaining term of outstanding options (in years)	8.14

Shares issued directly (during the period 1994-2009)(2)	1,225,616
_________________________

(1)           Includes an aggregate of 1,401,220 shares issuable under existing plans, as follows: Option Plan (assuming shareholder approval of Item 5 of this proxy statement): 867,318; Restricted Share Plan: 108,402; and Directors Plan: 425,500.  Will be reduced by the number of options, if any, granted under the Option Plan or the Restricted Plan during the period between the mailing date of this proxy statement and the date of shareholder approval of the Long Term Incentive Plan.  No further grants or awards will be made under the Option Plan, the Restricted Share Plan or the Directors Plan, assuming the Long Term Incentive Plan is approved by shareholders as proposed in this proxy statement.

(2)           1,102,816 of which were issued pursuant to shareholder-approved bonus plans (which have since been amended to require that all bonus payments thereunder be made entirely in cash) and 122,800 of which were issued pursuant to shareholder-approved option and restricted share plans.

RECEIPT OF AUDITED FINANCIAL STATEMENTS

In accordance with Bermuda company law and practice, the Company’s audited financial statements for fiscal year 2009 will be laid before the annual general meeting.  No shareholder action is required in connection therewith.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and changes in ownership with the SEC and NASDAQ.  Such executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based on a review of the copies of the forms furnished to the Company and written representations from the Company’s executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports with respect to 2009 on a timely basis other than Mr. Van Ness, who filed late with respect to one transaction reportable on Form 5, and Mr. Varian, who filed late with respect to one transaction reportable on Form 4.

TRANSACTIONS WITH RELATED PERSONS

There were no reportable transactions with related persons during 2009.  The Company or a subsidiary of the Company may occasionally enter into transactions with certain related persons, such as executive officers, directors or nominees for directors of the Company, their immediate family members or beneficial owners of more than 5% of the Company’s outstanding Common Shares, in which the related party has a direct or indirect material interest.  Each such transaction is subject to review and pre-approval by the Audit Committee.

OTHER MATTERS

The Board does not know of any matters to be presented at this annual general meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.  If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your Common Shares be represented at the meeting, regardless of the number of Common Shares which you hold.  You are, therefore, urged to promptly execute and return the accompanying proxy in the postage prepaid envelope which has been enclosed for your convenience or appoint a proxy by telephone or through the Internet.

SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A shareholder who intends to present a proposal at the 2011 meeting of shareholders must submit such proposal to the Company by December 15, 2010 for inclusion in the Company’s 2011 proxy statement and proxy card relating to such meeting, assuming the Company returns to its historical practice of holding its annual general meetings in May.  The proposal must be mailed to the Company’s principal office, at 2910 Seventh Street, Berkeley, California 94710, Attention:  Secretary.  Under Bermuda law, shareholders holding not less than 5% of the total voting rights or 100 or more registered shareholders together may require the Company to give notice to shareholders of a proposal to be submitted at an annual general meeting.  Generally, notice of such a proposal must be received at our registered office in Bermuda not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

For all other shareholder communications with the Board or a particular director, a shareholder may send a letter to the Company’s principal office, at 2910 Seventh Street, Berkeley, California 94710, Attention:  Secretary.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.”  The letter must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.

By Order of the Board,

Christopher J. Margolin
Secretary

June 9, 2010
Berkeley, California

Appendix A

XOMA LTD.
2010 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1.  Purposes.

The purposes of the XOMA Ltd. 2010 Long Term Incentive and Share Award Plan are to advance the interests of XOMA Ltd. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for shareholders by aligning the interests of such persons with those of shareholders.

2.  Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under this Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under this Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions;

(iv) any approval by the shareholders of the Company of a plan of complete liquidation of the Company;

(v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or

(vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(h) “Committee” means the Compensation Committee of the Board, or such other Board committee or committees (which may include the entire Board) as may be designated by the Board to administer all or any portion of this Plan; provided, however, that, unless otherwise determined by the Board, a Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that a Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by such Committee which Award is otherwise validly made under this Plan.  Different Committees may administer this Plan with respect to different groups of Eligible Persons.  As used herein, the singular “Committee” shall include the plural “Committees” if applicable, except where the context requires otherwise.

(i) “Company” means XOMA Ltd., a company organized under the laws of Bermuda, or any successor company.

(j) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(k) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(l) “Effective Date” means July 21, 2010, contingent on shareholder approval of this Plan on such date.

(m) “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.  Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee or consultant first performs such services.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(o) “Fair Market Value” means:

(i) if the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the fair market value shall be the closing selling price per Share on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq National Market or any successor system; provided that if there is no reported closing selling price for Shares on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value;

(ii) if the Shares are at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per Share on the date in question on the stock exchange determined by the Committee to be the primary market for the Shares, as such price is officially quoted on such exchange; provided that if there is no reported sale of Shares on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; or

(iii) if the Shares are at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or if the Committee determines that the value as determined pursuant to subsection (i) or (ii) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate, including one or more independent professional appraisals.

(p) “Incumbent Directors” means directors who (i) are directors of the Company as of the date hereof, (ii) are elected, or nominated for election, to the Board with the affirmative votes of the directors of the Company as of the date hereof, or (iii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) through (v) of the definition of Change in Control or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(q) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r) “NQSO” means any Option that is not an ISO.

(s) “Option” means a right, granted under Section 5(b), to purchase Shares.

(t) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(u) “Participant” means an Eligible Person who has been granted an Award under this Plan.

(v) “Performance Award” shall have the meaning set forth in Section 7(a).

(w) “Performance Period” shall have the meaning set forth in Section 5(f)(i).

(x) “Performance Share” means a performance share granted under Section 5(f).

(y) “Performance Unit” means a performance unit granted under Section 5(f).

(z) “Plan” means this XOMA Ltd. 2010 Long Term Incentive and Share Award Plan.

(aa) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(bb) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(cc) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(ee) “Shares” means common shares of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(ff) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in the chain.

(gg) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be.  A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate.  In the event that a Participant who is an employee of the Company, a Subsidiary or an Affiliate becomes a Director or a consultant to the Company, a Subsidiary or an Affiliate upon the Participant’s termination of employment, unless otherwise determined by the Committee in its sole discretion, no Termination of Service shall be deemed to occur until such time as such Participant is no longer an employee of, or consultant to, the Company, a Subsidiary or an Affiliate or a Director, as the case may be.  If a Participant who is a Director becomes an employee of, or a consultant to, the Company, a Subsidiary or an Affiliate upon such Participant ceasing to be a Director, unless otherwise determined by the Committee in its sole discretion, such termination of the Participant’s directorship shall not be treated as a Termination of Service unless and until the Participant’s employment or consultancy, as the case may be, terminates.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3.  Administration.

(a) Authority of the Committee.  This Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under this Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited (including by repurchase at a nominal price, where required by Bermuda law), exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with Section 409A of the Code;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in this Plan and to construe and interpret this Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with this Plan; and

(xii) to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

(b) Manner of Exercise of Committee Authority.  The Committee shall have sole discretion in exercising its authority under this Plan.  Any action of the Committee with respect to this Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under this Plan from or through any Eligible Person, and shareholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.   The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of this Plan.  No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion.  Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e) No Option or SAR Repricing Without Shareholder Approval.  Except as provided in the first sentence of Section 4(c) hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, (i) Options and SARs shall not be amended to lower their exercise price, (ii) Options and SARs  will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property and (iii) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the Shares are listed.

(f) Limitation on Committee’s Authority under 409A.  Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

4.  Shares Subject to this Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under this Plan shall be (i) 10,201,2201 plus (ii) the number of Shares subject to awards granted prior to the Effective Date of this Plan under the Company’s 1981 Share Option Plan, its Restricted Share Plan or its 1992 Directors Share Option Plan which awards are, after the Effective Date, forfeited, canceled, surrendered or otherwise terminated without a distribution of Shares to the holder of the award; provided, however, that, subject to adjustment as provided in Section 4(c) hereof, no more than 30,000,000 Shares may be issued as ISOs under this Plan.  No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under this Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence.  If any Awards are forfeited (including by repur-

1	To be reduced by aggregate number of shares issuable upon exercise of options, if any, granted between mailing of proxy statement and annual meeting.

chase at a nominal price, where required by Bermuda law), canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under this Plan with respect to such Award shall, to the extent of any such forfeiture, repurchase, settlement, termination, cancellation, exchange or surrender, again be available for Awards under this Plan.  Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 7,000,000 Shares, and (ii) with respect to which Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code may be granted during a calendar year to any Eligible Person under this Plan shall be 7,000,000 Shares.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under this Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under this Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided, further, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have discretion to increase the amount of compensation payable under any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code to the extent such an increase would cause the Award to lose its qualification as performance-

based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.  Specific Terms of Awards.

(a) General.  Awards may be granted on the terms and conditions set forth in this Section 5.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms regarding forfeiture (including by repurchase at a nominal price, where required by Bermuda law) of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b) Options.  The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option.  The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term.  The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise.  The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of this Plan.  ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs.  The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment.  A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms.  The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.  Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares.  The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine.  Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture.  Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares shall be repurchased by the Company for a nominal amount equal to their par value and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares.  Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv) Dividends.  Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units.  The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions.  Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person).  In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture.  Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(iii) Dividend Equivalents.  Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine.

(f) Performance Shares and Performance Units.  The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period.  The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units.  Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate.  The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing.  Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value.  At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events.  If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv) Forfeiture.  Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment.  Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing at the time determined by the Committee.

(g) Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Eligible Persons.  The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that, unless otherwise determined by the Committee, Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.

(h) Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates.  The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, shall also be authorized pursuant to this Section 5(h).

6.  Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under this Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate.  Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.  Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Term of Awards.  The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards.  Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with Section 409A of the Code.  The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with re-

(d) spect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(e) Nontransferability.  Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative.  An Eligible Person’s rights under this Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(f) Noncompetition.  The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with this Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Affiliates.

7.  Performance Awards.

(a) Performance Awards Granted to Covered Employees.  If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a).

(i) Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a).  The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; (10) book value; (11) expense ratio; (12) operating income; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee.  A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.   In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 7(a)(v), as applicable.

(iv) Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a).  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  The Committee shall specify the circumstances in which such

Performance Awards shall be paid or forfeited (including by repurchase for a nominal amount, where required by Bermuda law) in the event of Termination of Service of the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(v) Maximum Annual Cash Award.  The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code for any calendar year to any Eligible Person shall not exceed $3,000,000.

(b) Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code.  Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Change in Control Provisions.  Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change in Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change in Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under this Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled at target (if applicable) and shall be waived by the Company at the time of the Change in Control.  However, if so determined by the Board, notwithstanding the foregoing, an outstanding Award shall not be subject to the treatment provided in 8(a)(i) and 8(a)(ii) above if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor company or parent thereof or to be replaced with comparable awards with respect to capital stock of the successor company or parent thereof, such comparability to be determined by the Committee.

9.  General Provisions.

(a) Compliance with Legal and Trading Requirements.  This Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under this

Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law.  The Shares issued under this Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service.  Neither this Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue, or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders (i) to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards; No Shareholder Rights.  No Eligible Person or employee shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees.  No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans.  No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited (including by repurchase at a nominal price, where required by Bermuda law) or otherwise eliminated.

(j) Governing Law.  The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan, and any Award Agreement shall be determined in accordance with the laws of Bermuda without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination.  This Plan became effective as of the Effective Date.  This Plan shall terminate as to future awards on May 25, 2020 unless earlier terminated or extended by amendment.

(l) Section 409A .   Awards under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(m) Titles and Headings.  The titles and headings of the sections in this Plan are for convenience of reference only.  In the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

XOMA LTD.
2910 SEVENTH STREET
BERKELEY, CA  94710
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVEN B. ENGLE and CHRISTOPHER J. MARGOLIN, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all Common Shares of XOMA Ltd. (the “Company”) which the undersigned is entitled to vote at the annual general meeting of shareholders of XOMA Ltd. to be held at the Company’s offices at 2910 Seventh Street, Berkeley, California on July 21, 2010, at 9:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat:

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR each of the nominees and FOR Proposals 2 through 7.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

YOU CAN VOTE IN ONE OF TWO WAYS:

1.           Call TOLL FREE 1-866-540-5760 on a touch tone telephone and follow the instructions on the reverse side.  There is NO CHARGE to you for this call.

2.          Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

☐
Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

(The Board of Directors recommends a vote FOR all of the nominees and FOR Proposals 2 through 7.)		FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees
1. Election of Directors		☐	☐	2. Proposal to appoint Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the 2010 fiscal year and authorize the Board to agree to such firm’s fees.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Steven B. Engle 02 Patrick J. Scannon, M.D. 03 W. Denman Van Ness 04 William K. Bowes, Jr.	04 Charles J. Fisher, Jr., M.D. 05 Peter Barton Hutt 07 John Varian
This proxy will be voted in the election of directors in the manner described in the proxy statement for the 2009 annual meeting of shareholders.  (INSTRUCTIONS:  To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)

*Exceptions

___________________________________________
				3. Proposal to approve the increase of the Company’s authorized share capital by the creation of an additional 300,000,000 common shares, par value US$.0005 per share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  Proposal to authorize the Board to effect a share consolidation or reverse stock split of the Company’s common shares at any time on or before July 21, 2011 at a ratio within a range of 1 for 2 to 1 for 15 as determined by the Board in its sole discretion, and if and when the reverse stock split is effected, reduce the number of authorized common shares by the reverse split ratio determined by the Board to apply equally to the authorized common shares, increase the par value of each common share accordingly and file any required amendment to the Company’s memorandum of continuance to effect the same.
					FOR ☐	AGAINST ☐	ABSTAIN ☐

5. Proposal to approve an amendment to the Company’s 1981 Share Option Plan to increase the number of common shares issuable over the term of the plan by 5,200,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.  Proposal to approve the Company’s 2010 Long Term Incentive and Share Award Plan, which would replace the Company’s 1981 Share Option Plan, Restricted Share Plan and 1992 Directors Option Plan going forward and increase the total number of common shares available for awards by 8,800,000 shares to a maximum of  43,826,211 shares in the aggregate.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.  Proposal to approve an amendment to the Company’s 1998 Employee Share Purchase Plan to increase the number of common shares issuable over the term of the plan by 500,000 to 2,000,000 shares in the aggregate.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.
Dated: _________________________________, 2010

Signature of Shareholder

Signature if held jointly

Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized person.

***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Δ FOLD AND DETACH HERE Δ

Vote by Telephone or Mail
24 Hours a Day, 7 Days a Week

Telephone voting is available through 11:59 PM Eastern Time
the business day prior to annual meeting day.

Your Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone		Mail
1-866-540-5760	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by telephone,
you do NOT need to mail back your proxy card.